As filed with the Securities and Exchange Commission on November 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUPONT FABROS TECHNOLOGY, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6798	26-0559473
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1212 New York Avenue, NW
Suite 900
Washington, DC 20005
(202) 728-0044

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6500	20-8718331
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1212 New York Avenue, NW
Suite 900
Washington, DC 20005
(202) 728-0044

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Additional Guarantor Registrants Listed on the Following Page

Hossein Fateh
President and Chief Executive Officer
DuPont Fabros Technology, Inc.
1212 New York Avenue, NW
Suite 900
Washington, DC 20005
(202) 728-0044

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

J. Warren Gorrell, Jr., Esq.
Stuart A. Barr, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, D.C. 20004-1109
(202) 637-5600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
(DuPont Fabros Technology, Inc. only)
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
(DuPont Fabros Technology, L.P. only)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)                 ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)     ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.875% Senior Notes due 2021	$600,000,000	100%	$600,000,000	$77,280
Guarantees of the 5.875% Senior Notes	$600,000,000	(2)	(2)	None
Total	$600,000,000	—	$600,000,000	$77,280

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL GUARANTOR REGISTRANTS (1)(2)(3)

Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification No.
Grizzly Equity LLC	Delaware	20-5853814
Grizzly Ventures LLC	Delaware	20-4744993
Lemur Properties LLC	Delaware	54-2098843
Porpoise Ventures LLC	Delaware	20-3005320
Rhino Equity LLC	Delaware	26-0414185
Tarantula Interests LLC	Delaware	20-8495858
Tarantula Ventures LLC	Delaware	20-8495821
Whale Holdings LLC	Delaware	26-1962238
Whale Interests LLC	Delaware	Not applicable
Whale Ventures LLC	Delaware	20-0410841
Yak Management LLC	Delaware	26-1961985
Yak Interests LLC	Delaware	Not applicable
Xeres Management LLC	Delaware	26-1562612
Xeres Interests LLC	Delaware	26-1562666
Xeres Ventures LLC	Delaware	26-1562715
Fox Properties LLC	Delaware	26-1277267

(1)	The address and telephone number for each of the additional guarantor registrants is 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, (202) 728-0044.
(2)	The name, address, including zip code, and telephone number, including area code, of agent for service for each of the additional guarantor registrants is Richard A. Montfort, Jr., General Counsel and Secretary of Dupont Fabros Technology, Inc.
(3)	The Primary Standard Industrial Classification Code Number for each additional guarantor registrant is 6798.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED                 , 2013

PROSPECTUS

DuPont Fabros Technology, L.P.

EXCHANGE OFFER OF

$600,000,000 OF OUR 5.875% SENIOR NOTES DUE 2021

Unconditionally Guaranteed by

DuPont Fabros Technology, Inc.

And the other Guarantors

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME,                 , 2013 UNLESS EXTENDED.

Terms of the exchange offer:

•	The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt, pursuant to Rule 144A under the Securities Act of 1933, as amended, from the Securities and Exchange Commission’s registration requirements. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on , 2013, unless extended by us.

•	You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

•	We believe that the exchange of original notes will not be a taxable event for U.S. federal income tax purposes, but you should see “The Exchange Offer—Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations” on pages 23 and 67, respectively, of this prospectus for more information.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

•	The exchange notes will be guaranteed on a senior unsecured basis by DuPont Fabros Technology, Inc., and by each of the following subsidiaries of DuPont Fabros Technology, L.P.: Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, Xeres Ventures LLC and Fox Properties LLC (the “Guarantors”).

•	The entire $600 million principal amount of the exchange notes will become due and payable at maturity on September 15, 2021.

•	Interest on the exchange notes will accrue at a rate 5.875% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing March 15, 2014.

•	We do not intend to list the exchange notes on any securities exchange or to have them approved for any automated quotation system.

Investments in these securities involve risks. See Risk Factors beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are first being mailed to all holders of the original notes on                 , 2013.

The date of this prospectus is                 , 2013.

Each broker-dealer that receives exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such securities. If the broker-dealer acquired the original notes as a result of market-making or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes. Broker-dealers who acquired the original notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resales and cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988).

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. We will provide without charge, upon written or oral request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all documents referred to below which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents.

In order to obtain timely delivery, you must request the information no later than                 , 2013, which is five business days before the expiration date of the exchange offer. Any such request should be directed to us at:

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

Attn: Investor Relations

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. We caution investors that any forward-looking statements presented in this prospectus are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	adverse general or local economic or real estate developments in the Company’s markets or the technology industry, including a continued and prolonged economic downturn;

•	failure to successfully lease vacant space in or operate stabilized properties;

•	defaults on or non-renewal of leases by tenants, including by the Company’s four largest tenants that accounted for 61% of the Company’s annualized base rent as of September 30, 2013;

•	failure to collect tenant obligations and note receivables;

•	failure to obtain necessary financing, extend the maturity of or refinance the Company’s existing debt, or comply with the financial and other covenants of the agreements that govern the Company’s existing debt;

•	decreased rental rates, increased vacancy rates or tenant bankruptcies;

•	increased interest rates;

•	the failure to qualify and maintain qualification as a real estate investment trust, or REIT;

•	adverse changes in tax laws;

•	environmental uncertainties;

•	risks related to natural disasters;

•	financial market fluctuations, including disruptions in the financial and credit markets and the availability of capital and other financing; and

•	changes in real estate and zoning laws.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance including factors and risks included in other sections of this prospectus. For a detailed discussion of these and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 7 of this prospectus and under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K

ii

for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013, and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

All forward-looking statements included in this prospectus are based on information available at the time the statement is made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL DUPONT FABROS TECHNOLOGY, L.P. ACCEPT SURRENDERS OF ORIGINAL NOTES FOR EXCHANGE FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

iii

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. Unless otherwise indicated or required by the context, references in this prospectus to (i) “we,” “our,” “us” and the “Company” refer to DuPont Fabros Technology, Inc. (“DFT” or the “REIT”), DuPont Fabros Technology, L.P. (the “Operating Partnership” or the “Issuer”) and their respective subsidiaries, collectively, and (ii) “fiscal year” refers to the twelve-month period ended December 31 of the applicable year.

DuPont Fabros Technology, L.P. and DuPont Fabros Technology, Inc.

DuPont Fabros Technology, L.P. is a majority-owned operating partnership subsidiary of DuPont Fabros Technology, Inc. DFT is the sole general partner of the Operating Partnership and, as of September 30, 2013, owned approximately 80.3% of the partnership interests in the Operating Partnership. DFT and the Operating Partnership were each formed on March 2, 2007, and are each headquartered in Washington, D.C. We are a fully integrated, self-administered and self-managed company formed primarily to own, acquire, develop and operate wholesale data centers. DFT is organized so as to qualify, and has elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”).

We are a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. Our facilities are designed to offer highly specialized, efficient, safe and secure computing environments, as well as access to a range of communications carriers. Our customers include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based providers, healthcare and financial services. Our customers use our facilities to outsource data center requirements, running mission critical applications on equipment housed at our data centers. Our ten data centers are located in Tier I multi-tenant data center markets, as defined by 451 Research, LLC. Our data center portfolio totals 2.5 million gross square feet and 218.5 megawatts of available critical load, which we define as the power available for exclusive use by tenants, expressed in terms of megawatt, or MW, to power their servers and computing equipment. For the nine months ended September 30, 2013, we generated $275.7 million of total revenues and $32.5 million in net income. For the year ended December 31, 2012, we generated $332.4 million of total revenues and $60.8 million in net income. As of September 30, 2013, we had total assets of approximately $2.8 billion.

Our data centers are strategically located in major population centers with significant electrical power availability and hubs of extensive fiber network connectivity.

As of September 30, 2013, we hold a fee simple interest in the following properties:

•	ten operating data centers – referred to as ACC2, ACC3, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 Phase I and SC1 Phase I;

•	two data centers currently under development – ACC7 Phase I and SC1 Phase IIA;

•	data center projects available for future development – NJ1 Phase II, SC1 Phase IIB and ACC7 Phases II-IV; and

•	land that may be used to develop additional data centers – referred to as ACC8, CH2 and SC2.

With this portfolio of operating and development properties, we believe that we are well positioned as a fully integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties. We believe that our data centers are engineered to provide ample power to meet the needs of the world’s largest technology companies. Because we believe that critical load is the primary factor used by tenants in evaluating their data center requirements, our rents are based primarily on the amount of power made available to our tenants, rather than the amount of space that they occupy. Accordingly, throughout this prospectus, we discuss our operations in terms of critical load because it is one of the primary metrics that we use to manage our business. We also provide information relating to a facility’s total gross building area and its square feet of raised floor space, which is equivalent to the net rentable square feet of each of our facilities. We lease the raised floor space and available power of each of our facilities to tenants under long-term triple-net leases (typically with a 5- to 10-year term), most of which contain annual rental increases. As of September 30, 2013, we had 34 tenants with 95 different lease expirations, with less than 5% of annualized base rent expiring through the end of 2014. The weighted average remaining lease term for commenced leases was approximately 7.0 years as of September 30, 2013. We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties.

Our principal executive offices are located at 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, and our main telephone number is (202) 728-0044. We maintain our general corporate website at http://www.dft.com. Information on or connected to our website is neither part of nor incorporated into this prospectus.

The Exchange Offer

On September 24, 2013, the Operating Partnership completed the offering of $600,000,000 aggregate principal amount of 5.875% Senior Notes due 2021. The offering was made in reliance upon the Rule 144A exemption from the registration requirements of the Securities Act. As part of the offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities Offered	Up to $600,000,000 aggregate principal amount of exchange 5.875% Senior Notes due 2021 which have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain the transfer restrictions and registration rights applicable to the original notes.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 5.875% Senior Notes due 2021, which have been registered under the Securities Act and which we refer to as the “exchange notes,” for each $1,000 principal amount of our outstanding, unregistered 5.875% Senior Notes due 2021, which we issued on September 24, 2013, and which we refer to as the “original notes” (the “Exchange Offer”). No notes of principal amount of $2,000 or less shall be exchanged in part. Unless we specify otherwise or the context indicates otherwise, we refer to the exchange notes and the original notes together as the “notes.”

In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $600,000,000 principal amount of 5.875% original notes outstanding. We will issue exchange notes promptly after the expiration of the Exchange Offer.

Resales	Based on interpretations by the staff of the Securities and Exchange Commission, or the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

•	you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer.

Expiration date	5:00 p.m., New York City time, on , 2013, unless we extend the expiration date.

Withdrawal rights	You may withdraw tenders of the original notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled “The Exchange Offer” under the heading “Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.” The Exchange Offer is not conditioned upon the exchange of any minimum principal amount of original notes.

Procedures for tendering original notes	If you wish to accept the Exchange Offer, you must (i) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (ii) mail or otherwise deliver the executed letter of transmittal, together with the original notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold original notes through The Depository Trust Company, or DTC, and wish to accept the Exchange Offer, you must do so pursuant to DTC’s automated tender offer program.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the Exchange Offer, we urge you to promptly contact the person or entity in whose name your original notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender your original notes in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of your original notes in your name or obtain a properly completed bond power from the person or entity in whose name your original notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your original notes and your original notes are not immediately available or you cannot deliver your original notes, the letter of transmittal or any other documents required to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your original notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

Taxation	We believe the exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. For more details, see the sections entitled “The Exchange Offer—Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations.”

Consequences of failure to exchange	If you do not exchange the original notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture governing the notes. However, following the Exchange Offer, all outstanding original notes will still be subject to the same restrictions on transfer, and we will have no obligation to register outstanding original notes under the Securities Act.

Use of proceeds	We will not receive any proceeds from the Exchange Offer. For more details, see the “Use of Proceeds” section.

Exchange agent	U.S. Bank National Association is serving as the exchange agent in connection with the Exchange Offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

The Notes

Issuer	DuPont Fabros Technology, L.P.

Notes Offered	$600,000,000 aggregate principal amount of 5.875% senior notes due 2021.

Maturity Date	September 15, 2021.

Interest	Interest on the notes will accrue at a rate of 5.875% per annum, payable semi-annually in cash in arrears on March 15 and September 15 of each year, commencing March 15, 2014.

Guarantees	The notes are and the exchange notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by DuPont Fabros Technology, Inc., our general partner, and certain of our restricted subsidiaries, including our subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 and SC1 data centers, and the SC2 parcels of land, but excluding our subsidiaries that own the ACC3 data center, the ACC7 data center under development, the ACC8 and CH2 parcels of land, our taxable services subsidiary, DF Technical Services LLC, and our property management subsidiary, DF Property Management LLC.

Ranking	The notes will be our senior unsecured obligations and:

•	will rank equally in right of payment with all of our existing and future unsecured indebtedness;

•	will be effectively subordinated in right of payment to all of our existing and future secured indebtedness; and

•	will be structurally subordinated, and effectively junior, to any liabilities of our subsidiaries that do not guarantee the notes.

The guarantees will be each guarantor’s senior unsecured obligations and:

•	will rank equally in right of payment with all of such guarantor’s existing and future unsecured indebtedness;

•	will rank senior in right of payment to all of such guarantor’s existing and future subordinated indebtedness; and

•	will be effectively subordinated in right of payment to all of such guarantor’s existing and future secured indebtedness.

As of September 30, 2013, the Operating Partnership and the guarantors had total indebtedness of $966.9 million (of which $115 million is secured indebtedness).

Optional Redemption	At any time prior to September 15, 2016, we may redeem the notes, in whole or in part, by paying the make whole amount described under “Description of the Notes—Optional Redemption.” On or after September 15, 2016, we may redeem some or all of the notes at the redemption prices set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption. On or prior to September 15, 2016, we may, at our option, redeem up to 35% of the aggregate principal amount of the notes at the premium set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings.

Change of Control	If we or DFT experiences a change of control (as hereinafter defined), we must offer to purchase the notes at 101% of their face amount, plus accrued and unpaid interest.

Asset Sale Offer	Upon certain asset sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of the purchase.

Certain Covenants	The indenture governing the notes will, among other things, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting our ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of our assets.

We and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of our unsecured debt on a consolidated basis.

These covenants contain important exceptions, limitations and qualifications. For so long as the notes are rated investment grade, certain covenants will be suspended with respect to the notes and the guarantees will be released. For more details, see “Description of the Notes.”

Risk Factors

See “Risk Factors” and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offer.

RISK FACTORS

Before you participate in the Exchange Offer, you should be aware that there are various risks, including the ones listed below. You should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus before deciding whether to participate in the Exchange Offer, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements” at the beginning of this prospectus.

Risks Related to the Notes

The Operating Partnership has significant indebtedness that involves significant debt service obligations, limits its operational and financial flexibility, exposes it to interest rate fluctuations and exposes it to the risk of default under its debt obligations.

As of September 30, 2013, the Operating Partnership and the guarantors had total indebtedness of $966.9 million (of which $115 million is secured indebtedness). The Operating Partnership may incur additional debt for various purposes, including, without limitation, to fund future acquisition and development activities and operational needs. The Operating Partnership’s outstanding indebtedness, and the limitations imposed on it by its debt agreements, could have significant adverse consequences, including the following:

•	make it more difficult for the Operating Partnership to satisfy its obligations with respect to the notes;

•	limit the Operating Partnership’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of its business plan;

•	limit the Operating Partnership’s ability to refinance its indebtedness at maturity or impose refinancing terms that may be less favorable than the terms of its original indebtedness;

•	require the Operating Partnership to dedicate a substantial portion of its cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or adversely affect its ability to meet REIT distribution requirements imposed by the Code;

•	cause the Operating Partnership to violate restrictive covenants in its loan documents, which would entitle its lenders to accelerate its debt obligations;

•	cause the Operating Partnership to default on its obligations, causing lenders or mortgagees to foreclose on its properties that secure its loans and receive an assignment of its rents and leases;

•	force the Operating Partnership to dispose of one or more of its properties, possibly on unfavorable terms or in violation of certain covenants that it may be subject to;

•	expose the Operating Partnership to fluctuations in interest rates, to the extent its borrowings bear variable interest rates; and

•	limit the Operating Partnership’s ability to make material acquisitions or take advantage of business opportunities that may arise and limit its flexibility in planning for, or reacting to, changes in its business and industry, thereby limiting its ability to compete effectively or operate successfully.

If any one of these events were to occur, the Operating Partnership’s operations and financial condition would be materially adversely affected.

The Operating Partnership’s ability to meet its payment and other obligations under its debt instruments depends on its ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond its control. The Operating Partnership cannot assure you that its business will generate cash flow from operations, or that future borrowings will be available to it under its existing or any future credit facilities or otherwise, in an amount sufficient to enable it to meet its payment obligations under the notes and its other debt and to fund other liquidity needs. If the Operating Partnership is not able to generate sufficient cash flow to service its debt obligations, it may need to refinance or restructure its debt, including the notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If the Operating Partnership is unable to implement one or more of these alternatives, it may not be able to meet its payment obligations under the notes and its other debt and other obligations.

A substantial amount of the Operating Partnership’s indebtedness has a stated maturity prior to the notes.

Prior to the repayment of any portion of the notes, the Operating Partnership will be required to refinance or repay its term loan secured by ACC3 (the “ACC3 Term Loan”) in a total principal amount of $115 million as well as any borrowings under its revolving credit facility and the $250 million senior unsecured term loan entered into in September 2013 (the “New Unsecured Term Loan”). It is unlikely that the Operating Partnership’s business will generate sufficient cash flow from operations to enable it to repay such debt and it cannot assure you that it will be able to refinance any such debt, or any additional debt it incurs subsequent to the date hereof, on commercially reasonable terms or at all. If the Operating Partnership is unable to make payments or refinance our debt, or obtain new financing under these circumstances, it would have to consider other options, such as:

•	sales of assets;

•	sales of equity; and

•	negotiations with its lenders to restructure the applicable debt.

The Operating Partnership’s credit facilities and the indenture governing the notes may restrict, or market or business conditions may limit, our ability to do some of these things. In addition, certain of the leases in effect at VA4, ACC2, ACC3 and ACC4 prohibit the Operating Partnership (and other leases in the future may prohibit the Operating Partnership) during the terms of such leases, from selling the property to a third party that is a competitor of such tenant.

Despite the Operating Partnership’s current indebtedness levels, it may still be able to incur substantially more debt including secured debt. This could exacerbate further the risks associated with the Operating Partnership’s substantial leverage.

The Operating Partnership and its subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the indenture do not restrict the incurrence of indebtedness by DFT or its subsidiaries (present or future) which are not subsidiaries of the Operating Partnership and restrict, but do not completely prohibit, the Operating Partnership and its restricted subsidiaries from doing so. The indenture also allows the Operating Partnership and restricted subsidiaries to incur certain secured debt which would be effectively senior to the notes. In addition, the indenture does not prevent the Operating Partnership or restricted subsidiaries from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that the Operating Partnership now face could intensify.

The notes and the related guarantees effectively will be junior in right of payment to the liabilities of the Operating Partnership’s non-guarantor subsidiaries and any secured indebtedness of it or its guarantor subsidiaries.

Only DFT and certain of the Operating Partnership’s restricted subsidiaries will guarantee the notes. The Operating Partnership’s subsidiaries that own the ACC2, ACC4, ACC5, ACC6, VA3, VA4, CH1, NJ1 and SC1

data centers and the SC2 parcel of land will guarantee the notes. The remaining subsidiaries, including the Operating Partnership’s restricted subsidiaries that own the ACC3 data center, the ACC7 data center under development, the ACC8 and CH2 parcels of land, its taxable services subsidiary, DF Technical Services LLC, and its property management subsidiary, DF Property Management LLC, will not guarantee the notes. In addition, a new subsidiary will not be required to guarantee the Operating Partnership’s obligations under the notes if it does not guarantee any other debt of the Operating Partnership or another restricted subsidiary. Although the indenture governing the terms of the notes places limits on the indebtedness that non-guarantor restricted subsidiaries may incur or guarantee, it does not limit the incurrence of liabilities that are not covered by the definition of indebtedness. The notes effectively will be junior in right of payment to liabilities of the Operating Partnership’s non-guarantor subsidiaries and to any debt of the Operating Partnership or its subsidiaries that is secured by assets, to the extent of the value of such assets. Since only certain of the Operating Partnership’s restricted subsidiaries are required to guarantee the notes, there can be no assurance as to the number of subsidiaries that will be guarantors of the notes any point in time or as to the value of their assets or significance of their operations.

Under the terms of the indenture, subject to satisfaction of certain other requirements, the Operating Partnership, the subsidiary guarantors and its other restricted subsidiaries may incur additional debt secured by their respective assets. For a discussion of the Operating Partnership’s ability to incur such secured debt, see “Description of the Notes—Limitation on Indebtedness.” The Operating Partnership’s outstanding ACC3 Term Loan will continue to be secured by its ACC3 data center so the notes and the related guarantees are effectively junior in right of payment to the ACC3 Term Loan to the extent of the value of the assets securing the ACC3 Term Loan. In addition, the ACC3 Term Loan prohibits the Operating Partnership, as a guarantor of the notes, from making payments under its guarantee other than ordinary interest payments in certain circumstances until the ACC3 Term Loan is no longer outstanding. Moreover, the ACC7 data center under development and the ACC8 and CH2 parcels of land, may be subject to the prior claims of their future lenders.

The terms of the Operating Partnership’s debt place restrictions on it and its subsidiaries, reducing operational flexibility and creating default risks.

The indenture governing the notes contains covenants that place restrictions on the Operating Partnership and its restricted subsidiaries, but does not generally place restrictions on DFT or its subsidiaries (present or future) that are not subsidiaries of the Operating Partnership. These covenants restrict, among other things, the Operating Partnership’s ability and the ability of its restricted subsidiaries to:

•	incur secured or unsecured debt;

•	enter into sale and leaseback transactions;

•	make certain dividend payments, distributions and investments;

•	enter into transactions with affiliates;

•	enter into agreements limiting the Operating Partnership’s ability to make certain transfers and other payments from subsidiaries;

•	sell assets; and

•	merge, consolidate or transfer all or substantially all of its assets.

The Operating Partnership and the subsidiary guarantors are also required to maintain total unencumbered assets of at least 150% of unsecured debt on a consolidated basis. In addition, certain covenants in the indenture governing the notes require the Operating Partnership and/or its subsidiaries to meet financial performance tests. These restrictive covenants will reduce the Operating Partnership’s flexibility in conducting its operations and will limit its ability to engage in activities that may be in its long-term best interest. The Operating Partnership’s failure to comply with these restrictive covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of its debt.

Certain exceptions under the indenture permit the Operating Partnership to make distributions to DFT even when it cannot otherwise make restricted payments under the indenture.

Under the indenture, the Operating Partnership is allowed to make restricted payments only if, at the time it makes such a restricted payment, the Operating Partnership is able to incur at least $1.00 of indebtedness under certain provisions of the “Limitation on Indebtedness” covenant, including that the Operating Partnership have a consolidated EBITDASC to interest expense coverage ratio of at least 2.0 to 1.0, its consolidated indebtedness is not greater than 60% of adjusted total assets and its consolidated secured indebtedness is not greater than 40% of adjusted total assets. For a more complete discussion of the restricted payment and debt incurrence covenants of the indenture applicable to the notes, see “Description of the Notes—Limitation on Restriction Payments” and “Description of the Notes—Limitation on Indebtedness.”

Even when the Operating Partnership is unable to make restricted payments during a period in which it is unable to incur $1.00 of indebtedness, the indenture permits the Operating Partnership to declare or pay any dividend or make any distribution to its equity holders to fund a dividend or distribution by it, so long as DFT believes in good faith that it qualifies as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain DFT’s status as a REIT under the Code for any calendar year or to enable DFT to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by DFT to its shareholders, with such distribution to be made as and when determined by DFT, whether during or after the end of, the relevant calendar year, if no default or event of default shall have occurred and be continuing.

The Operating Partnership may make quarterly distributions, in an amount to enable DFT to pay quarterly dividends on its stock to satisfy the requirements applicable to REITs under the Code.

The Operating Partnership may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain change of control events by DFT or the Operating Partnership, we will be required to offer to repurchase the notes offered hereby. However, it is possible that the Issuer will not have sufficient funds at the time of the change of control to make the required repurchase of the notes especially since a change of control also constitutes a change of control under the ACC3 Term Loan and our revolving credit facility triggering mandatory prepayment of the ACC3 Term Loan and our revolving credit facility. Since the Operating Partnership is a guarantor of the ACC3 Term Loan and is the borrower under the revolving credit facility, upon a change of control the Operating Partnership will be responsible for repaying the ACC3 Term Loan and any outstanding revolving credit borrowings at the same time that it is required to repurchase the notes. The failure of the Operating Partnership to pay off or repurchase the notes would be a default under the indenture which may also result in other debt of the Operating Partnership or debt guaranteed by the Operating Partnership to be accelerated further increasing the amount due upon a change in control. A change of control will also trigger mandatory repayment of the New Unsecured Term Loan.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantor may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee, received less than reasonably equivalent value or fair consideration for entering into the guarantee and was one of the following:

•	insolvent or rendered insolvent by reason of entering into a guarantee;

•	engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they became due.

In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor’s creditors under those circumstances.

If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of us, the Operating Partnership, and creditors of subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts or contingent liabilities as they become due.

The indenture requires that non-guarantor subsidiaries of the Operating Partnership, including future subsidiaries of the Operating Partnership, guarantee the notes under certain circumstances. These considerations will also apply to those guarantees.

There is no established trading market for the notes and you may not be able to sell the notes readily or at all or at or above the price that you paid.

The notes are a new issue of securities and there is no established trading market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation system. You may not be able to sell your notes at a particular time or at favorable prices. As a result, we cannot assure you as to the liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of your investment in the notes indefinitely. If a trading market were to develop, future trading prices of the notes may be volatile and will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

The market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions that could adversely affect their value. In addition, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Many of the covenants in the indenture will not apply, and the guarantors will be released from their guarantees of the notes, for so long as the notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture governing the notes will not apply to the Operating Partnership (or will apply only in a more lenient form), and the guarantors will be released from their guarantees of the notes, for so long as the notes are rated investment grade by both Moody’s and Standard & Poor’s, provided, in each case, at such time no default or event of default has occurred and is continuing. These covenants relate to, among other things, the Operating Partnership’s ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, if these covenants are suspended or apply only in a more lenient form, the Operating Partnership and its subsidiaries would be allowed to engage in certain transactions that would not be permitted while these covenants are in force.

EARNINGS RATIOS

The following table sets forth the ratio of earnings to fixed charges and to combined fixed charges and preferred dividends for DFT, and the ratio of earnings to fixed charges for the Operating Partnership, as applicable, for the nine months ended September 30, 2013, and the years ended December 31, 2012, 2011, 2010, 2009 and 2008. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges, excluding amounts capitalized, to net income and capitalized interest. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Nine Months Ended September 30,	Years Ended December 31,
	2013	2012	2011	2010	2009		2008
DuPont Fabros Technology, Inc.
Ratio of Earnings to Fixed Charges	1.74	2.00	1.88	1.25		(2)	1.73
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (1)	1.17	1.35	1.38	1.19		(2)	1.73
DuPont Fabros Technology, L.P.
Ratio of Earnings to Fixed Charges	1.74	2.00	1.88	1.25		(2)	1.73
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (1)	1.17	1.35	1.38	1.19		(2)	1.73

(1)	The Company did not have any preferred stock outstanding for the periods prior to the year ended December 31, 2010.
(2)	The shortfall of earnings to fixed charges for the year ended December 31, 2009 was $4.1 million. Included in earnings for the year was a charge of $13.7 million related to the discontinuance of cash flow hedge.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the Exchange Offer. In consideration for issuing the exchange notes, we will receive in exchange the original notes of like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except for certain transfer restrictions and registration rights relating to the original notes and except for certain provisions providing for an increase in the interest rate on the original notes under certain circumstances relating to the timing of the Exchange Offer. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt or in the obligations of the Guarantors.

On September 24, 2013, we issued and sold the original notes. The net proceeds from the sale of the notes, together with cash on hand, were used to fund a tender offer to purchase the Operating Partnership’s $550 million 8.5% senior notes due 2017 (the “2017 Notes”), and the redemption of the portion of the 2017 Notes that were not purchased in the tender offer.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Exchange Offer is designed to provide holders of original notes with an opportunity to acquire exchange notes which, unlike the original notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws.

Issuance of Original Notes. The outstanding original 5.875% Senior Notes in the aggregate principal amount of $600,000,000 were originally issued and sold on September 24, 2013, the issue date, to Goldman, Sachs & Co., as representative of the several initial purchasers, pursuant to the purchase agreement dated as of September 12, 2013. The original notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the original notes by the initial purchasers to investors was also done in reliance upon the exemption provided by Rule 144A promulgated under the Securities Act. The original notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. The original notes generally may be resold in accordance with the requirements of Rule 144 under the Securities Act.

Registration Rights Agreement. Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Operating Partnership and the Guarantors have agreed with the initial purchasers, for the benefit of the holders, that they will use their commercially reasonable efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the notes offered by the offering memorandum, dated as of September 12, 2013 (the “Offering Memorandum”) for an issue of notes that will be senior notes of the Operating Partnership with terms identical to the notes tendered, including the guarantee by DFT and the subsidiary Guarantors, except that the exchange notes will not have legends restricting transfer. When the SEC declares the registration statement relating to the Exchange Offer effective, the Operating Partnership will offer, to holders who are able to make certain representations, the opportunity to receive exchange notes in return for surrender of the original notes. The Exchange Offer will remain open for at least 20 business days after the date notice of the Exchange Offer is mailed to the holders. For each note surrendered to the Operating Partnership under the Exchange Offer, the holder will receive an exchange note of equal principal amount. Interest on each exchange note accrues from the last interest payment date on which interest was paid on the notes surrendered or, if no interest has been paid on the notes, from September 24, 2013. If the Operating Partnership and DFT effect the Exchange Offer, the Operating Partnership and DFT will be entitled to close the Exchange Offer 20 business days after its commencement; provided that the Operating Partnership has accepted all notes validly tendered in accordance with the terms of the Exchange Offer. Notes offered by the Offering Memorandum not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of the Offering Memorandum and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in the Offering Memorandum.

In the event that applicable interpretations of the SEC staff do not permit the Operating Partnership and DFT to effect the Exchange Offer, or under certain other circumstances, the Operating Partnership and DFT will, at their cost, use commercially reasonable efforts to cause a shelf registration statement with respect to resales of the notes to become effective and to keep such shelf registration statement effective until the earliest of (i) September 24, 2014, (ii) the date when all of the notes have been sold under the shelf registration statement and (iii) the date when holders, other than holders that are our “affiliates,” as defined in Rule 144 under the Securities Act, are able to sell such notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 or any successor rule thereto or otherwise (collectively, the “Registration Rights Expiration Date”). The Operating Partnership and DFT shall, in the event of a shelf registration, notify each holder, by any means permitted in the Registration Rights Agreement, of its intent to file a shelf registration statement and when the shelf registration statement for the notes has become effective, provide each holder copies of the prospectus (if requested), and take certain other actions that are required to permit resales of the notes. A holder that sells its notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by those provisions of the Registration Rights Agreement that are applicable to that holder, including certain indemnification obligations. In order to be named as a selling security holder in the prospectus, the holder must satisfy certain conditions and provide certain representations and information in connection with the shelf registration statement within the time periods set forth in the Registration Rights Agreement. If:

(i) (A) the registration statement relating to the Exchange Offer is not filed with the SEC on or prior to 120 days after September 24, 2013 or (B) notwithstanding that the Operating Partnership has consummated or will consummate an exchange offer, the Operating Partnership is required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the later of 120 days after September 24, 2013 and 30 days after the obligation to file such shelf registration statement arises; or

(ii) (A) neither the registration statement relating to the Exchange Offer nor a shelf registration statement is declared effective by the SEC on or prior to 270 days after September 24, 2013 or (B) notwithstanding that the Operating Partnership has consummated or will consummate an exchange offer, the Operating Partnership is required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the 60th day following the date such shelf registration statement was filed; or

(iii) (A) the Operating Partnership has not exchanged the notes for notes that are senior notes of the Operating Partnership with terms identical to the notes tendered, including the guarantee by DFT and the subsidiary Guarantors, except that the exchange notes do not have legends restricting transfer, for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 30th business day after the date on which the registration statement relating to the Exchange Offer was declared effective or (B) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the Registration Rights Expiration Date; provided that we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the holders, each a “registration default,” then additional interest (“Additional Interest”) shall accrue on the principal amount of the notes at a rate of 0.25% per annum for the first 90 days commencing on the day following the registration default, and increasing to 0.50% thereafter, to but excluding the day on which the registration default has been cured. Additional Interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that

•	the Additional Interest on the notes may not accrue under more than one of the foregoing clauses (i)—(iii) at any one time and in no event will Additional Interest accrue after the Registration Rights Expiration Date;

•	if a holder is not able to or does not provide the representations and information required in connection with the shelf registration statement in a timely manner and is therefore not named as a selling security holder in the shelf registration statement, the holder will not be entitled to receive any Additional Interest with respect to its notes; and

•	the Operating Partnership and Guarantors will have no other liabilities with respect to any registration default.

Accordingly, the Operating Partnership will not be required to pay additional interest once the notes become freely tradeable under Rule 144.

This description of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read the Registration Rights Agreement because it defines your rights regarding registration of the notes. You can obtain a copy of the Registration Rights Agreement upon request from the Operating Partnership and DFT.

Terms of the Exchange Notes

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of original notes. Original notes may be exchanged only in integral multiples of $1,000 principal amount. Holders may tender some or all of their original notes pursuant to the Exchange Offer. No notes of principal amount of $2,000 or less shall be exchanged in part.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the original notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) holders of the exchange notes will not be entitled to certain rights of holders of original notes under the Registration Rights Agreement. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any original notes that remain outstanding and entitled to participate in any Note Guarantee (as such term is defined in the indenture). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.

As of October 31, 2013, $600,000,000 aggregate principal amount of original 5.875% notes were outstanding. This prospectus, the letter of transmittal and notice of guaranteed delivery are being sent to all registered holders of original notes as of                 , 2013. Tendering holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain transfer taxes that may be imposed, in connection with the Exchange Offer. See “—Payment of Expenses.”

Expiration Date; Extensions; Termination

The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2013 (20 business days following the date notice of the Exchange Offer was mailed to the holders). We reserve the right to extend the Exchange Offer at our discretion, in which event the term expiration date shall mean the time and date on which the Exchange Offer as so extended shall expire. We shall notify the exchange agent of any extension by oral or written notice and shall mail to the registered holders of original notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to extend or terminate the Exchange Offer and not accept for exchange any original notes if any of the events set forth below under the caption “Conditions to the Exchange Offer” occur and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “—Conditions to the Exchange Offer.” The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption “—Conditions to the Exchange Offer.”

Procedures for Tendering

The tender to us of original notes by a holder pursuant to one of the procedures set forth below and the acceptance thereof by us will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

Except as set forth below, a holder who wishes to tender original notes for exchange pursuant to the Exchange Offer must transmit an agent’s message or a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth below under “Exchange Agent” on or prior to the expiration date. In addition, either (i) certificates for such original notes must be received by the exchange agent along with the letter of transmittal, (ii) a timely confirmation of a book-entry transfer (a book-entry confirmation) of such original notes, if such procedure is available, into the exchange agent’s account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the exchange agent prior to the expiration date, or (iii) the holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND ORIGINAL NOTES SHOULD NOT BE SENT TO US.

The term agent’s message means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

Signatures on a letter of transmittal must be guaranteed unless the original notes tendered pursuant thereto are tendered (i) by a registered holder of original notes who has not completed the box entitled “Special Issuance and Delivery Instructions” on the letter of transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a commercial bank or trust company having an office in the United States, each an eligible institution. In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by an eligible institution.

The method of delivery of original notes and other documents to the exchange agent is at the election and risk of the holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent before the expiration date.

If the letter of transmittal is signed by a person other than a registered holder of any original notes tendered therewith, such original notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered holder appears on the original notes.

If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes will be resolved by us, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor the exchange agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Our acceptance for exchange of original notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and us upon the terms and subject to the conditions of the Exchange Offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility systems may make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, an agent’s message or a duly executed letter of transmittal, including all other documents required by such letter of transmittal, must in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under the caption “Exchange Agent” on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and (i) whose original notes are not immediately available, or (ii) who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder of the original notes, the certificate number or numbers of the original notes and the amount of original notes being tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	a properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificates representing all tendered original notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

•	there is threatened, instituted or pending any action or proceeding before, or any statute, rule, regulation, injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(i) seeking to restrain or prohibit the making or completion of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result of this transaction; or

(ii) resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the Exchange Offer; or

•	any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

•	the following has occurred:

(i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(ii) any limitation by a governmental authority, which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer; or

(iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening of these calamities; or

•	any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes, which in our sole judgment, in any case makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange; or

•	there shall occur a change in the interpretations by the staff of the SEC which permits the exchange notes issued pursuant to the Exchange Offer in exchange for original notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an “affiliate” of the Operating Partnership within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the Exchange Offer; or

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus forms a part, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

•	we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the Exchange Offer.

If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the Exchange Offer (whether or not any original notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue exchange notes in exchange for original notes promptly following the expiration date.

Subject to the conditions set forth under the caption “—Conditions to the Exchange Offer,” issuance of exchange notes in exchange for original notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of certificates for original notes or a book-entry confirmation of a book-entry transfer of original notes into the exchange agent’s account at DTC, including an agent’s message if the tendering holder does not deliver a letter of transmittal, a completed letter of transmittal, or, in the case of a book-entry transfer, an agent’s message in lieu of the letter of transmittal and any other documents required by such letter of transmittal. Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when certificates for original notes, book-entry confirmations with respect to original notes and other required documents are received by the exchange agent.

Subject to the terms and conditions of the Exchange Offer, we will be deemed to have accepted for exchange, and thereby to have exchanged, original notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of such original notes for exchange pursuant to the Exchange Offer. The exchange agent will act as agent for us for the purpose of receiving tenders of original notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original notes, letters of transmittal and related documents and transmitting exchange notes which will not be held in global form by DTC or a nominee of DTC to validly tendered holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original notes tendered pursuant to the Exchange Offer is delayed (whether before or after our acceptance for exchange of original notes) or we extend the Exchange Offer or are unable to accept for exchange or exchange any original notes tendered pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-l promulgated under the Exchange Act, retain tendered original notes and such original notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “—Withdrawal Rights.”

Pursuant to an agent’s message or a letter of transmittal, a holder of original notes will represent, warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original notes, that we will acquire good, marketable and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances, and the original notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the original notes tendered pursuant to the Exchange Offer.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted original notes will be returned, at our expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address, or in the case of eligible institutions, at the facsimile number, set forth below under the caption “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date.

Any notice of withdrawal must specify the name of the person having tendered the original notes to be withdrawn, identify the original notes to be withdrawn (including the certificate number or numbers and the principal amount of the original notes), and (where certificates for original notes have been transmitted) specify the name in which such original notes are registered, if different from that of the withdrawing holder. If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under the caption “—Procedures for Tendering” at any time on or prior to the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the Exchange Offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

60 Livingston Avenue

Saint Paul, Minnesota 55107

Attn: Corporate Trust Services / Specialized Finance

Telephone: (800) 934-6802

Facsimile: (651) 466-7372

If you deliver the letter of transmittal to an address other than any address indicated above or transmit instructions by facsimile to a facsimile number other than any facsimile number indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Payment of Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the Exchange Offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing and other related fees and expenses.

Consequences of Failure to Exchange

Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The original notes that are not exchanged for exchange notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such original notes may be resold only

•	to us or our subsidiaries;

•	under a registration statement that has been declared effective under the Securities Act;

•	for so long as the notes are eligible for resale under Rule 144A promulgated under the Securities Act, to a person the seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A;

•	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act;

•	to an accredited investor (within the meaning of Rule 501(a) under the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another accredited investor, in each case in a minimum principal amount of notes of $250,000; or

•	under any other available exemption from the registration requirements of the Securities Act. The liquidity of the original notes could be adversely affected by the Exchange Offer.

Tax Consequences of the Exchange Offer

The exchange of original notes for exchange notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or in extent from the original notes. Rather, the exchange notes received by a holder of original notes will be treated as a continuation of such holder’s investment in the original notes. As a result, there will be no material U.S. federal income tax consequences to holders exchanging original notes for exchange notes.

PERSONS CONSIDERING THE EXCHANGE OF THE ORIGINAL NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES ARISING UNDER FEDERAL, STATE, LOCAL OR FOREIGN LAWS OF SUCH AN EXCHANGE.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized.

DESCRIPTION OF THE NOTES

DuPont Fabros Technology, L.P. issued the original notes under an indenture, dated as of September 24, 2013 (the “Indenture”) among DuPont Fabros Technology, L.P., as issuer, DuPont Fabros Technology, Inc. (“DFT”), as a guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The exchange notes will be issued under the Indenture as well.

The following description of certain provisions of the Indenture is a summary only. We urge you to read the Indenture because it defines your rights. More specific terms as well as definitions of relevant terms can be found in the Indenture and the Trust Indenture Act of 1939. You can find definitions of certain capitalized terms used in this description under “—Certain Definitions.” For purposes of this section, references to the “Issuer” refer only to DuPont Fabros Technology, L.P. and not to DuPont Fabros Technology, Inc. or any of its subsidiaries.

General

The offering of the exchange notes will be for the aggregate principal amount of $600 million and will be senior unsecured obligations of the Issuer. The notes will mature on September 15, 2021. The notes will be guaranteed by DFT and each of the Issuer’s existing and future Restricted Subsidiaries except as described below under “Guarantees.”

Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee located at 100 Wall Street, Suite 1600 New York, NY 10005; provided that, at the option of the Issuer, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register tor the notes.

The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any higher integral multiple of $1,000. See “Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants,” the Issuer may issue additional notes under the indenture. The original notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture.

Maturity

The notes will mature on September 15, 2021.

Interest

The notes will bear interest from and after September 24, 2013 at a rate of 5.875% per annum. Interest on the notes will be payable semi-annually in cash on each March 15 and September 15 commencing on March 15, 2014 to the persons who are registered Holders at the close of business on March 1 and September 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Closing Date. The notes will pay Additional Interest under certain circumstances. See “Registration Rights.”

Guarantees

The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from an Asset Sale or Change of Control, will be unconditionally guaranteed (a “Note Guarantee”), jointly and severally, on an unsecured basis, by DFT and each of the Issuer’s existing Restricted Subsidiaries other than the Persons that directly own the ACC3 data center, the ACC7 data center under development, the ACC8 and CH2 parcels of land, the taxable services subsidiary, DF Technical Services, LLC, and the property management subsidiary, DF Property Management LLC. If, after the Closing Date, any Restricted Subsidiary (including a newly created or acquired one) that is not a Guarantor guarantees any other Debt of the Issuer or any other Restricted Subsidiary, such Restricted Subsidiary must provide a Note Guarantee; provided that this requirement shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

The Note Guarantee of a Guarantor (other than DFT) will automatically terminate upon:

(1)	a sale or other disposition (including by way of consolidation or merger) of the Guarantor, or the Capital Stock of the Guarantor such that the Guarantor is no longer a Subsidiary, or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the indenture;

(2)	the release of the guarantees of all other Indebtedness by such Guarantor, unless at the time of such release a Default or Event of Default shall have occurred and be continuing under the indenture;

(3)	the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary; or

(4)	defeasance or discharge of the notes, as provided in “—Defeasance.”

In addition, if on any date following the Closing Date, the Notes are rated Investment Grade by both Rating Agencies, and in connection therewith each Rating Agency received written information from the Company stating that the release of all of the Guarantees will occur upon an Investment Grade rating, and no Default or Event of Default shall have occurred and be continuing under the indenture on the date of such release, then, beginning on that date, the Guarantors will be automatically released from their obligations under the Guarantees of the notes; provided, that as soon as possible following a Reinstatement Date, DFT and each of the Issuer’s Restricted Subsidiaries who would have been required to Guarantee the notes but for the foregoing, shall execute and deliver a supplemental indenture to the indenture providing for the reinstatement of the DFT Guarantee and a Subsidiary Guarantee by each such Restricted Subsidiary

Optional Redemption

Except as described below, the Issuer will not have the right to redeem any notes prior to maturity.

Optional Redemption. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, on and after September 15, 2016 at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing September 15 of the years indicated below, in each case together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption:

Year	Redemption Price
2016	104.406%
2017	102.938%
2018	101.469%
2019 and thereafter	100.000%

At any time prior to September 15, 2016, the Issuer may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any note on any redemption date the greater of (i) 1.0% of the principal amount of such note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such note at September 15, 2016, as set forth in the table above plus (2) all required interest payments due on such note through September 15, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such note.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2016; provided that if the period from the redemption date to such date is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to September 15, 2016, the Issuer may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes at a redemption price of 105.875% of the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the date of redemption; provided that:

(1)	at least 65% of the principal amount of the notes originally issued under the indenture on the date hereof remain outstanding immediately after such redemption; and

(2)	the Issuer makes such redemption not more than 90 days after the consummation of any such equity offering.

Selection and Notice of Redemption

In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or,

(2)	on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be delivered at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the notes.

Registration Rights

The Issuer and the Guarantors have agreed with the initial purchasers, for the benefit of the holders, that they will use their commercially reasonable efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered exchange offer to exchange the notes offered by the offering memorandum dated as of September 12, 2013 (the “Offering Memorandum”) for an issue of notes that will be senior notes of the Issuer with terms identical to the notes tendered, including the guarantee by DFT and the Subsidiary Guarantors, except that the exchange notes will not have legends restricting transfer. When the SEC declares the registration statement relating to the exchange offer effective, the Issuer will offer, to holders who are able to make certain representations, the opportunity to receive exchange notes in return for surrender of the notes. The exchange offer will remain open for at least 20 Business Days after the date notice of the exchange offer is mailed to the holders. For each note surrendered to the Issuer under the exchange offer, the holder will receive an exchange note of equal principal amount. Interest on each exchange note accrues from the last interest payment date on which interest was paid on the notes surrendered or, if no interest has been paid on the notes, from the Closing Date. If the Issuer and DFT effect the exchange offer, the Issuer and DFT will be entitled to close the exchange offer 20 Business Days after its commencement; provided that the Issuer has accepted all notes validly tendered in accordance with the terms of the exchange offer. Notes offered by this Offering Memorandum not tendered in the exchange offer will bear interest at the rate set forth on the cover page of this Offering Memorandum and will be subject to all of the terms and conditions specified in the indenture and to the transfer restrictions described in “Transfer Restrictions.”

In the event that applicable interpretations of the SEC staff do not permit the Issuer and DFT to effect the exchange offer, or under certain other circumstances, the Issuer and DFT will, at their cost, use commercially reasonable efforts to cause a shelf registration statement with respect to resales of the notes to become effective and to keep such shelf registration statement effective until the earliest of (i) the one year anniversary of the Closing Date, (ii) the date when all of the notes have been sold under the shelf registration statement and (iii) the date when holders, other than holders that are our “affiliates,” as defined in Rule 144 under the Securities Act, are able to sell such notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 or any successor rule thereto or otherwise (collectively, the “Registration Rights Expiration Date”). The Issuer and DFT shall, in the event of a shelf registration, notify each holder, by any means permitted in the Registration Rights Agreement, of its intent to file a shelf registration statement and when the shelf registration statement for the notes has become effective, provide each holder copies of the prospectus (if requested), and take certain other actions that are required to permit resales of the notes. A holder that sells its notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by those provisions of the Registration Rights Agreement that are applicable to that holder, including certain indemnification obligations. In order to be named as a selling security holder in the prospectus, the holder must satisfy certain conditions and provide certain representations and information in connection with the shelf registration statement within the time periods set forth in the Registration Rights Agreement. If:

(i) (A) the registration statement relating to the exchange offer is not filed with the SEC on or prior to 120 days after the Closing Date or (B) notwithstanding that the Issuer has consummated or will consummate an exchange offer, the Issuer is required to file a shelf registration statement and such shelf registration statement is not filed on or prior to the later of 120 days after the Closing Date and 30 days after the obligation to file such shelf registration statement arises; or

(ii) (A) neither the registration statement relating to the exchange offer nor a shelf registration statement is declared effective by the SEC on or prior to 270 days after the Closing Date or (B) notwithstanding that the Issuer has consummated or will consummate an exchange offer, the Issuer is required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the 60th day following the date such shelf registration statement was filed; or

(iii) (A) the Issuer has not exchanged the notes for notes that are senior notes of the Issuer with terms identical to the notes tendered, including the guarantee by DFT and the Subsidiary Guarantors, except that the exchange notes do not have legends restricting transfer, for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 30th Business Day after the date on which the registration statement relating to the exchange offer was declared effective or (B) if applicable, the shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the Registration Rights Expiration Date; provided that we will be permitted to suspend the use of the prospectus that is part of the shelf registration statement if our management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed 30 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the holders, each a “registration default,” then additional interest (“Additional Interest”) shall accrue on the principal amount of these notes at a rate of 0.25% per annum for the first 90 days commencing on the day following the registration default, and increasing to 0.50% thereafter, to but excluding the day on which the registration default has been cured. Additional Interest will be paid semi-annually in arrears, with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that

•	the Additional Interest on the notes may not accrue under more than one of the foregoing clauses (i)—(iii) at any one time and in no event will Additional Interest accrue after the Registration Rights Expiration Date;

•	if a holder is not able to or does not provide the representations and information required in connection with the shelf registration statement in a timely manner and is therefore not named as a selling security holder in the shelf registration statement, the holder will not be entitled to receive any Additional Interest with respect to its notes; and

•	the Issuer and Guarantors will have no other liabilities with respect to any registration default.

Accordingly, the Issuer will not be required to pay additional interest once the notes become freely tradeable under Rule 144.

This description of some of the provisions of the Registration Rights Agreement is a summary only. We urge you to read the Registration Rights Rgreement because it defines your rights regarding registration of the notes. You can obtain a copy of the Registration Rights Agreement upon request from the Issuer and DFT.

Ranking

The notes will be the Issuer’s and the Guarantors’ senior unsecured obligations. As to right to payments, the notes will rank equally with our other and our Guarantors’ existing and future senior unsecured indebtedness and effectively subordinated to any of our and our Guarantor’s existing and future secured indebtedness. The notes will rank senior in right of payment to all of our and our Guarantor’s existing and future subordinated indebtedness. The notes will be structurally subordinated, and effectively rank junior, to any liabilities of our

Subsidiaries that do not guarantee the notes. As of September 30, 2013, the Issuer and the Guarantor had approximately $966.9 million of Indebtedness (of which $115 million is secured Indebtedness).

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (without taking into account Unrestricted Subsidiaries); provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1)	the net income (or loss) of any Person, other than the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

(2)	the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(3)	any after-tax gains or losses attributable to Asset Sales;

(4)	any after-tax gains or losses from the extinguishment of debt including gains and losses from the termination of Interest Rate Agreements;

(5)	all extraordinary gains and extraordinary losses;

(6)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(7)	any non-cash goodwill or intangible asset impairment charges or tangible asset impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 141, 141R, 142, or 144, as applicable; and

(8)	all non-cash expenses related to stock-based compensation plans or other non-cash compensation, including stock option non-cash expenses.

“Adjusted Total Assets” means, for any Person, the sum of:

(1)	Total Assets for such Person as of the end of the calendar quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP; and

(2)	any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1)	an investment by the Issuer or its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; or

(2)	an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person that constitutes substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries, other than to the Issuer or another Restricted Subsidiary, of:

(1)	all or substantially all of the Capital Stock of any Restricted Subsidiary, or

(2)	all or substantially all of the assets that constitute a division or line of business of the Issuer or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1)	all or any of the Capital Stock of any Restricted Subsidiary;

(2)	all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries; or

(3)	any other property and assets of the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Issuer as described below under “—Consolidation, Merger and Sale of Assets”;

provided that “Asset Sale” shall not include:

•	sales or other dispositions of property or assets (including leases of real estate assets) in the ordinary course of business of the Issuer or such Restricted Subsidiary;

•	sales or other dispositions of inventory, receivables and other current assets;

•	sales, transfers or other dispositions of assets with a Fair Market Value, or involving net proceeds to the Issuer or a Restricted Subsidiary, not in excess of $25 million in any transaction or series of related transactions;

•	sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, to the extent that the consideration received would satisfy the requirements set forth in the “Limitation on Asset Sales” covenant;

•	the sale or other disposition of cash or Temporary Cash Investments;

•	dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

•	a Restricted Payment or Permitted Investment that is permitted by the covenant described under the caption “Covenants—Limitation on Restricted Payments”;

•	the exchange of assets, provided that (x) the Board of Directors of the Issuer has determined in good faith that the Fair Market Values of the exchanged assets are approximately equal and (y) at least 75% of the consideration for such exchange constitutes assets or other property of a kind useful to or usable by the Issuer or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided that any cash consideration shall constitute Net Cash Proceeds subject to the provisions under “Covenants—Limitation on Asset Sales.”

•	the creation of a Lien not prohibited by the indenture and the sale or other disposition of assets received as a result of the foreclosure upon a Lien;

•	the sale or other disposition of damaged, worn out or other obsolete property in the ordinary course of business; or

•	trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)	the sum of the products obtained by multiplying:

•	the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

•	the amount of such principal payment; by

(2)	the sum of all such principal payments.

“Board of Directors” means:

(1)	with respect to the Issuer, its board of directors or, if the Issuer does not have a board of directors, the board of directors of its general partner;

(2)	with respect to DFT, its board of directors; and

(3)	with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the board of directors of the general partner of the partnership, (iii) if the Person is a member managed limited liability company, the Board of Directors of its managing member, and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the trustee.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Change of Control” means such time as:

(1)	a “person” or “group” (as such terms are defined in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the “Exchange Act”)), other than Lammot J. du Pont, Hossein Fateh or any entities at least 75% of the Voting Stock of which is owned by Lammot J. du Pont and/ or Hossein Fateh, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of DFT or, other than by DFT, of the Issuer;

(2)	during any period of two consecutive years after the Closing Date, individuals who at the beginning of such period constitute the Board of Directors of DFT or the Issuer (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by DFT’s shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3)	DFT ceases to be the general partner of the Issuer.

“Closing Date” means the date the notes are originally issued.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Consolidated Interest Expense” means, for any period, without duplication, the aggregate amount of interest expense, in respect of Indebtedness during such period, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP including, without limitation:

•	capitalized interest;

•	(i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

•	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•	the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Restricted Subsidiaries; and

•	all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries;

excluding (A) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), (B) any premiums, fees and expenses (and any amortization thereof) paid in connection with the incurrence of any Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, (C) any non-cash interest expense arising from the application of Statement of Financial Accounting Standards No. 133 or the adoption of FASB Staff Position No. APB 14-1, including unrealized gains or losses from Interest Rate Agreements and (D) any after-tax gains or losses from the termination of Interest Rate Agreements.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)	required to be redeemed prior to the Stated Maturity of the notes;

(2)	redeemable at the option of the holder of such class or series of Capital Stock, other than Units, at any time prior to the Stated Maturity of the notes; or

(3)	convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes,

provided that (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of the notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants described below and (B) any Capital Stock that would not constitute Disqualified Stock but for customary put and call arrangements between joint venture partners with respect to their Capital Stock in the joint ventures shall not constitute Disqualified Stock.

“EBITDASC” means, for any period, without duplication, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)	Consolidated Interest Expense, and to the extent not reflected in Consolidated Interest Expense but otherwise deducted in calculating Adjusted Consolidated Net Income, (i) amortization of original issue discount with respect to (x) the notes and (y) any other Indebtedness Incurred after the Closing Date and (ii) the interest portion of any deferred payment obligation, calculated in accordance with GAAP;

(2)	income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

(3)	depreciation expense;

(4)	amortization expense; and

(5)	all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income (other than straight line rent and below market lease amortization), all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted

Subsidiary, EBITDASC shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

•	the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

•	the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock) of the Issuer or DFT, if such proceeds are contributed as equity to the Issuer.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Chief Financial Officer of DFT; provided that if the value of the transaction exceeds $10 million, such determination will be made by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Four Quarter Period” means the then most recent four fiscal quarters prior to the applicable Transaction Date for which financial information is available.

“Funds From Operations” for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP (without taking into account Unrestricted Subsidiaries) excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation of real property (including furniture and equipment) and amortization related to real property and other non-cash charges related to real property, after adjustments for unconsolidated partnerships and joint ventures.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including without limitation, as set forth in the Financial Accounting Standards Board’s “Accounting Standards Codification.” All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)	entered into for purposes thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means DFT and the Subsidiary Guarantors, collectively.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)	all indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (l) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)	all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and tide thereto or the completion of such services, except Trade Payables;

(5)	all Capitalized Lease Obligations;

(6)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)	all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)	to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements,

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided that Indebtedness shall not include any obligations evidenced by bonds, debentures, notes or other similar instruments with respect to which an irrevocable notice of redemption has been delivered to the trustee for or the holders thereof.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

•	the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

•	Indebtedness shall not include any liability for federal, state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

•	the aggregate amount of EBITDASC for the Four Quarter Period; to

•	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1)	pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2)	Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3)	pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(4)	pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any of its Restricted Subsidiaries during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period; provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person that is acquired or disposed of to the extent that such financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rare future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Investment” in any other Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)	the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)	the Fair Market Value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant described below:

•	“Investment” shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

•	the Fair Market Value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

•	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Leverage Ratio” means, on any date, the ratio of (i) the aggregate amount of, without duplication, Indebtedness of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, to (ii) the aggregate amount of EBITDASC of the Issuer and its Restricted Subsidiaries for the Four Quarter Period, calculated on a pro forma basis in the manner set forth in the definition of “Interest Coverage Ratio.”

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Line of Credit” means one or more debt facilities, commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced in whole or in part from time to time, including, without limitation, any amendment increasing the amount of Indebtedness Incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)	with respect to any Asset Sale, the proceeds received by the Issuer or any Restricted Subsidiary as a result of such Asset Sale in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent the assets sold are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of:

•	brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

•	provisions for all taxes actually paid or payable, as reasonably determined by the Issuer, as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries if the Issuer and each Restricted Subsidiary in which the Issuer owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time;

•	payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale;

•	amounts reserved by the Issuer and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

•	any payments required under Tax Protection Agreements as a result of such Asset Sale; and

(2)	with respect to any issuance or sale of Capital Stock, for purposes of the “Limitation on Restricted Payments” covenant, the proceeds of such issuance or sale received by the Issuer or any Restricted Subsidiary in the form of cash or cash equivalents, and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

“Note Guarantee” has the meaning set forth in the section “Guarantees.”

“Offer to Purchase” means an offer to purchase notes by the Issuer, from the holders commenced by mailing a notice to the trustee and each holder stating:

(1)	the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (“Payment Date”);

(3)	that any note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

(7)	that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

On the Payment Date, the Issuer shall

•	accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

•	deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

•	promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers’ Certificate specifying the notes or portions thereof accepted for payment by the Issuer.

The Paying Agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Issuer shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuer shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase.

“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of October 24, 2007, by and among the partners named therein.

“Permitted Investment” means:

(1)	an Investment in the Issuer or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or any of its Restricted Subsidiaries; provided that such person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such Investment;

(2)	cash or Temporary Cash Investments;

(3)	one or more Investments in a Permitted Joint Venture in an amount not to exceed 10% of Total Assets at any one time outstanding;

(4)	Investments in Permitted Mortgage Investments in an amount not to exceed 7.5% of Total Assets at any time outstanding;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(6)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Covenants—Limitation on Asset Sales” or any disposition of assets or rights not constituting an Asset Sale by reason of the threshold contained in the definition thereof;

(7)	stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(8)

any Investment of the Issuer or any of its Restricted Subsidiaries existing on the date of the indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Closing Date;

(9)	Guarantees of Indebtedness permitted to be Incurred by the primary obligor pursuant to the covenant described under “Covenants—Limitation on Indebtedness”;

(10)	Investments in respect of Currency Agreements and Interest Rate Agreements; and

(11)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (11) does not exceed 7.5% of Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by the Issuer and/or any of its Restricted Subsidiaries if (A) such Person is engaged in business related to that of the Issuer, DFT or any Restricted Subsidiary and (B) the Issuer or any Restricted Subsidiary has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Mortgage Investment” means an investment in a secured note, mortgage, deed of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a data center or other property customarily constituting an asset of a real estate investment trust specializing in the ownership, acquisition, development and operation of wholesale data centers.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Issuer or a Restricted Subsidiary in which the Issuer owns less than 100% of the Equity Interests equal to the amount of federal, state and local income taxes, as reasonably determined by the Issuer, that the Issuer or Restricted Subsidiary would have been required to pay with respect to such year if the Issuer or Restricted Subsidiary were and always had been taxable as a corporation or a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and in each case calculated at the highest marginal rate that would be applicable to such entity with respect to such year.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the notes for reasons outside the control of the Issuer, the Issuer may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Reference Period” has the meaning set forth in the definition of Interest Coverage Ratio.

“Reinstatement Date” has the meaning set forth in “Suspension of Covenants.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

“Significant Subsidiary” means, at any determination date, any Restricted Subsidiary that, together with its Subsidiaries:

(1)	for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries; or

(2)	as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth in the most recently available consolidated financial statements thereof for such fiscal year.

“S&P” means Standard & Poor’s and its successors.

“Stated Maturity” means:

(1)	with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)	with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Debt” means all unsecured Indebtedness of which a non-Guarantor Restricted Subsidiary is the obligor.

“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor.

As of the Closing Date, “Subsidiary Guarantor” means each of the Subsidiary Guarantors identified in the following sentence and thereafter any other Restricted Subsidiary that executes a Subsidiary Guaranty in compliance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant below, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of the indenture.

The current Subsidiary Guarantors are:

1.	Grizzly Equity LLC

2.	Grizzly Ventures LLC

3.	Lemur Properties LLC

4.	Porpoise Ventures LLC

5.	Rhino Equity LLC

6.	Tarantula Interests LLC

7.	Tarantula Ventures LLC

8.	Whale Holdings LLC

9.	Whale Interests LLC

10.	Whale Ventures LLC

11.	Yak Management LLC

12.	Yak Interests LLC

13.	Xeres Management LLC

14.	Xeres Interests LLC

15.	Xeres Ventures LLC

16.	Fox Properties LLC

“Tax Protection Agreement” means that certain Tax Protection Agreement, dated as of October 24, 2007, by and among DFT, Issuer, Safari Ventures LLC, Rhino Interests LLC, Quill Ventures LLC, Lemur Ventures LLC, Meerkat Interests LLC and Grizzly Interests LLC.

“Temporary Cash Investment” means any of the following:

(1)	direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)	time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)	commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5)	securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof and rated at least “A” by S&P or Moody’s;

(6)	money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (5) of this definition;

(7)	repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (2) of this definition; and

(8)	instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by a Restricted Subsidiary organized in such jurisdiction.

“Total Assets” means the sum of:

(1)	Undepreciated Real Estate Assets; and

(2)	all other assets of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP (but excluding intangibles).

“Total Unencumbered Assets” as of any date means the sum of:

(1)	those Undepreciated Real Estate Assets, excluding any Undepreciated Real Estate Assets of a non-Guarantor Subsidiary, not securing any portion of Secured Indebtedness; and

(2)	all other assets (but excluding intangibles) of the Issuer and the Subsidiary Guarantors not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP but excluding any other assets (including intangibles) of a non-Guarantor Subsidiary.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to any transaction described in the “Consolidation, Merger and Sale of Assets” covenant, the day on which such transaction is to be consummated.

“Undepreciated Real Estate Assets” means, as of any date, the gross book value of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

“Units” means the limited partnership units of the Issuer, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of DFT are redeemable for cash or Common Stock of DFT.

“Unrestricted Subsidiary” means

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any of its Restricted Subsidiaries (other than Capital Stock of any Subsidiaries of such Subsidiary); provided that:

•	any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Issuer or its Restricted Subsidiary at the time of such designation;

•	either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the “Limitation on Restricted Payments” covenant described below; and

•	if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants described below.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

•	no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

•	all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

For so long as (i) the notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to the covenants in the indenture specifically listed under the following captions in this “Description of the Notes” section of this prospectus (the “Suspended Covenants”):

(1)	“Limitation on Sale and Leaseback Transactions”;

(2)	“Limitation on Restricted Payments”;

(3)	“Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4)	“Limitation on Issuances of Guarantees by Restricted Subsidiaries”;

(5)	“Limitations on Transactions with Affiliates”;

(6)	“Limitation on Asset Sales”;

(7)	clause (3) of “Consolidation, Merger and Sale of Assets”; and

(8)	in clause (3) of “Limitation on Indebtedness”, “2.0” will be “1.5”

Additionally, during such time as the above referenced covenants are suspended, the Issuer will not be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if the covenants had been in effect for such period.

If at any time the notes’ credit rating is downgraded from an Investment Grade rating or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and will be applicable pursuant to the terms of the indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the indenture), unless and until the notes subsequently attain an Investment Grade rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the notes maintain an Investment Grade rating and no Default or Event of Default is in existence); provided, that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture, the notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date, if any, is referred to as the “Suspension Period.”

Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “Limitation on Restricted Payments” will be made as though the covenants described under “Limitation on Restricted Payments” had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “Limitation on Restricted Payments,” to the extent set forth in such covenant.

There can be no assurance that the notes will ever achieve or maintain a rating of Investment Grade from any Rating Agency.

Covenants

The indenture contains, among others, the following covenants.

Limitation on Indebtedness

(1)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP would be greater than 60% of Adjusted Total Assets.

(2)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

(3)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may Incur Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be at least 2.0 to 1.

(4)	Notwithstanding paragraphs (1), (2) or (3), the Issuer or any of its Restricted Subsidiaries may Incur each and all of the following:

(A)	Indebtedness, Incurred after the Closing Date, outstanding under any Line of Credit at any time in an aggregate principal amount not to exceed $700 million, less any amount of such Indebtedness under any Line of Credit permanently repaid as provided under the “Limitation on Asset Sales” covenant described below;

(B)	Indebtedness owed to:

•	the Issuer or a Guarantor evidenced by an unsubordinated promissory note; or

•	any other Restricted Subsidiary, provided that if the Issuer or any Guarantor is an obligor, the Indebtedness is subordinated to the Notes;

provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

(C)	Indebtedness outstanding as of the Closing Date (other than Indebtedness pursuant to clause (A));

(D)	Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund such outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B), (E), (H), and (I) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund Indebtedness that ranks subordinate in right of payment to, the notes shall be permitted under this clause (D) only if:

•	such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes; and

•	such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and

provided further that in no event may Indebtedness of the Issuer or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (D);

(E)	Indebtedness:

•	in respect of performance, surety or appeal bonds provided in the ordinary course of business;

•	constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, or self-insurance obligations; provided that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

•	arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 30 days of Incurrence;

•	under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

•	arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer or any of its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

(F)	Indebtedness including Capital Leases, mortgage financings or purchase money obligations, Incurred after the Closing Date and no later than 365 days after the date of purchase or completion of construction for the purpose of financing all or any part of the purchase price or cost of the design, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets, provided that the principal amount of any Indebtedness Incurred pursuant to this clause, including all refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (F), may not exceed 7.5% of Total Assets in the aggregate at any time outstanding;

(G)	Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly

•	used to purchase notes tendered in an Offer to Purchase made as a result of a Change of Control; or

•	deposited to defease the notes as described below under “Defeasance”;

(H)	Guarantees of the notes and Guarantees of Indebtedness of the Issuer or any Guarantor by any of its Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuances of Guarantees by Restricted Subsidiaries” covenant described below;

(I)	Additional Indebtedness, Incurred after the Closing Date, of the Issuer and its Restricted Subsidiaries not to exceed 7.5% of Total Assets in the aggregate at any time outstanding; and

(J)	Indebtedness represented by the notes, the Guarantees and the indenture in the principal amount of notes to be issued on the Closing Date.

(5)	Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(6)	For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided that the Issuer may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this covenant.

Maintenance of Total Unencumbered Assets

The Issuer and the Subsidiary Guarantors will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and the Subsidiary Guarantors on a consolidated basis.

Limitation on Sale and Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless

(1)	the Issuer or the Restricted Subsidiary would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the “Limitation on Indebtedness” covenant, in which case the corresponding Indebtedness will be deemed Incurred pursuant to such covenant; and

(2)	the Issuer or any of its Restricted Subsidiaries, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with the “Limitation on Asset Sales” covenant described below.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than:

•	dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock; and

•	pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority stockholders;

(2)	purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of DFT, the Issuer or any Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Issuer or any of its Restricted Subsidiaries; or

(3)	make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer or any of its Restricted Subsidiaries that is subordinated in right of payment to the notes (other than (A) with respect to intercompany Indebtedness of the Issuer or any of its Restricted Subsidiaries or (B) a payment, redemption, repurchase, defeasance or other acquisition or retirement made in anticipation of satisfying a scheduled payment of principal on a Stated Maturity of such Indebtedness within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement); or

(4)	make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)	a Default or Event of Default shall have occurred and be continuing;

(B)	the Issuer could not Incur at least $1.00 of indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant;

(C)	the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined as the Fair Market Value thereof in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made on or after the Closing Date would exceed the sum of:

•	95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Issuer or any of its Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2010 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which financial information is available, less the cumulative amount of Restricted Payments made relying upon the corresponding exception for Restricted Payments made from cumulative Funds From Operations in the indenture under which the 2017 Notes of the Issuer were issued; plus

•	the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including an issuance or sale permitted by the indenture of Indebtedness of the Issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable for cash at the option of the holder, or are required to be redeemed for cash, prior to the Stated Maturity of the notes); plus

•	an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”) not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

•	the purchase price of noncash tangible assets acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock) of the Issuer subsequent to the Closing Date;

provided, that any payments of bona fide obligations of the Issuer or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person’s co-obligations with respect thereto.

Notwithstanding the foregoing, the Issuer and any Restricted Subsidiary may declare or pay any dividend or make any distribution to DFT to fund a dividend or distribution by DFT (and make any corresponding distributions to the Issuer’s partners other than DFT), so long as DFT believes in good faith that DFT qualifies as a real estate investment trust under the Code and the declaration or payment of any dividend or the making of any distribution is necessary either to maintain DFT’s status as a real estate investment trust under the Code for any calendar year or to enable DFT to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by DFT to its shareholders, with such distribution to be made as and when determined by DFT, whether during or after the end of, the relevant calendar year, if no Default or Event of Default shall have occurred and be continuing.

The foregoing provisions shall not be violated by reason of:

(1)	the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

(2)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (D) of paragraph (4) of the “Limitation on Indebtedness” covenant;

(3)	the repurchase, redemption or other acquisition of Capital Stock of the Issuer (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock);

(4)	the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuer which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock);

(5)	the retirement of Units upon the conversion of such Units to Capital Stock of DFT;

(6)	payments or distributions to dissenting holders of Common Stock of the Issuer or dissenting stockholders of DFT pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer or DFT;

(7)	the payment of cash (i) in lieu of the issuance of fractional shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Issuer and (ii) in lieu of the issuance of whole shares of Equity Interests upon conversion, redemption or exchange of securities convertible into or exchangeable for Equity Interests of the Issuer in an aggregate amount not to exceed $10 million;

(8)	the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Issuer or DFT in connection with the administration of their equity compensation programs in the ordinary course of business;

(9)	(i) the redemption, repurchase or other acquisition or retirement of any Capital Stock of the Issuer, or any Restricted Subsidiary from any director, officer or employee of the Issuer, DFT or any Restricted Subsidiary, or from such person’s estate, (a) pursuant to any agreement with such director, officer or employee or (b) upon the death or termination of directorship or employment of such person, in an aggregate amount under this clause (9)(i) not to exceed $5.0 million in any twelve-month period; or (ii) payment of cash upon redemption of Units; provided that (a) upon receipt of a Unit redemption notice, DFT would otherwise be permitted not to use its shelf registration statement but for the expiration of the 90 day aggregate black out period under the terms of Section 8.7(b)(ii) of the Partnership Agreement, or the redemption shelf is otherwise unavailable to DFT to issue redemption shares thereunder due to laws and regulations, (b) such payment is not made in respect of any Units beneficially owned by any of Lammot J. du Pont, Hossein Fateh or any member of the Board of Directors of the Issuer and (c) the aggregate amount of cash paid upon redemption of Units pursuant to this clause (9)(ii) does not exceed $10.0 million;

(10)	declaration or payment of any cash dividend or other cash distribution in respect of Capital Stock of the Issuer or any of its Restricted Subsidiaries constituting Preferred Stock, so long as the Interest Coverage Ratio contemplated by paragraph (3) of the “Limitation on Indebtedness” covenant shall be greater than or equal to 2 to 1 after giving effect to such payment;

(11)	additional Restricted Payments in an aggregate amount not to exceed 7.5% of Total Assets;

(12)	the repayment, defeasance, redemption, repurchase or other acquisition of Indebtedness of the Issuer that is subordinated in right of payment to the notes or Disqualified Stock of the Issuer (a) in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Subsidiary) of, the Disqualified Stock of the Issuer, or (b) pursuant to a required change of control offer or asset sale offer arising from a Change of Control or Asset Sale, as the case may be, provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all notes tendered by holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value;

(13)	the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, DFT in amounts required for DFT to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; (b) customary salary, bonus and other benefits payable to officers, directors and employees of DFT to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including the Issuer’s proportionate share of such amounts relating to DFT being a public company; (c) general corporate operating and overhead costs and expenses of DFT to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries, including the Issuer’s proportionate share of such amounts relating to DFT being a public company; and (d) fees and expenses other than to Affiliates of the Issuer related to any successful or unsuccessful financing transaction or equity offering; or

(14)	Permitted Tax Payments,

provided that, in the case of clauses (9), (10) and (11), no Default or Event of Default shall have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein. Each Restricted Payment permitted pursuant to this paragraph (other than the Restricted Payment referred to in clause (2), (3), (4), (5), (6), (8), (11) and (12) of this paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries,

•	pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary,

•	make loans or advances to the Issuer or any other Restricted Subsidiary, or

•	transfer its property or assets to the Issuer or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1)	existing on the Closing Date in the indenture and any other agreement in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)	imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under the indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3)	existing under or by reason of applicable law, the indenture, the Notes and the Guarantees;

(4)	existing with respect to any Person, or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(5)	in the case of the last bullet in the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

•	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

•	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture;

•	existing under or by reason of purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property; or

•	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

(6)	with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of such Restricted Subsidiary (including a restriction on distributions by that Restricted Subsidiary pending its sale or other disposition);

(7)	contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if the Issuer determines that any such encumbrance or restriction will not materially affect such Persons’ ability to make principal or interest payments on the notes;

(8)	existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)	customary provisions contained in joint venture agreements entered into in the ordinary course of business;

(10)	contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(11)	contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis; or

(12)	in connection with and pursuant to permitted extensions, refinancings thereof, or as renewals or replacements of restrictions imposed pursuant to clauses (1) through (11) of this paragraph; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Issuer or its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Issuer or any Restricted Subsidiary (“Guaranteed Indebtedness”), unless:

(1)	if such Restricted Subsidiary is not already a Subsidiary Guarantor, such Restricted Subsidiary executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary within ten (10) Business Days; and

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

•	ranks equally in right of payment with the notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or subordinate to, the Subsidiary Guarantee; or

•	is subordinate in right of payment to the notes or the Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the notes or the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantee.

Limitation on Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer or any of its Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefore, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1)	transactions for which the Issuer delivers to the trustee a Board Resolution of the Issuer approved by a majority of the independent members of the Board of Directors;

(2)	any transaction solely among DFT, the Issuer and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(3)	any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and DFT or other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes;

(4)	any Restricted Payments or Permitted Investments not prohibited by the “Limitation on Restricted Payments” covenant;

(5)	transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Issuer and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Closing Date;

(6)	director’s fees and any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers, directors and employees of DFT, the Issuer or its Restricted Subsidiaries that are Affiliates of the Issuer or its Restricted Subsidiaries and the payment of compensation to such officers, directors and employees (including amounts paid or securities issued pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, so long as such agreement has been approved by the Board of Directors;

(7)	commission, payroll, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of DFT, the Issuer or any of its Restricted Subsidiaries;

(8)	sales of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates;

(9)	any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(10)	any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity.

Limitation on Asset Sales

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)	the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2)	at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided further that, for purposes of this clause (2) the amount of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Issuer’s or such Restricted Subsidiaries’ most recent balance sheet, of the Issuer or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets but, except in the case of an Asset Sale to a Restricted Subsidiary, only to the extent of the reduction in the amount of such liabilities on the Issuer’s consolidated balance sheet; and

(b)	any securities or other obligations received by the Issuer, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Issuer, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Issuer, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within ninety (90) days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period).

In the event that the Net Cash Proceeds received by the Issuer or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of twelve consecutive months (the “Asset Period”) exceeds 1% of Total Assets (determined as of the date closest to the commencement of the Asset Period for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries is available), then within twelve (12) months after the date Net Cash Proceeds exceed 1% of Total Assets as described above, the Issuer shall or shall cause the excess amount to be applied to:

•	permanently reduce Secured Indebtedness of the Issuer or any Restricted Subsidiary or Indebtedness of any other Restricted Subsidiary that is not a Guarantor, in each case owing to a Person other than DFT, the Issuer or any of its Restricted Subsidiaries, or

•	make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary, or a Person that becomes a Restricted Subsidiary upon such an Investment, having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the date of such agreement).

Pending the application of any such Net Cash Proceeds as described above, the Issuer may invest such Net Cash Proceeds in any manner that is not prohibited by the indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals more than $25 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes and such other Indebtedness plus, in each case, accrued interest and Additional Interest (if any) to the Payment Date.

If the aggregate principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the notes and the other Indebtedness that is pari passu with the notes will be purchased on a pro rata basis based on the principal amount of the notes and the other Indebtedness that is pari passu with the notes tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds.

Repurchase of Notes upon a Change of Control

Unless the Issuer has previously or concurrently delivered a redemption notice with respect to all existing notes as described above under “—Optional Redemption” and all conditions precedent applicable to such redemption notice have been satisfied, the Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest and Additional Interest (if any) to the Payment Date.

There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuer or that might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless consents are obtained, require the

Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

Subject to the following paragraph, the provisions described above that require the Issuer to make an Offer to Purchase following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. In addition, holders of notes may not be entitled to require the Issuer to purchase their notes in certain circumstances involving a significant change in the composition of DFT’s Board of Directors, including in connection with a proxy contest where DFT’s Board of Directors does not approve a dissident slate of directors but approves them as Continuing Directors.

The Issuer will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an Offer to Purchase made by the Issuer and purchases all notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws or regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

SEC Reports and Reports to Holders

Whether or not the Issuer or DFT is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer and DFT must provide the trustee and holders within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer or DFT were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Issuer’s and DFT’s certified independent accountants, and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer and DFT were required to file such reports.

provided that, the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Issuer’s or DFT’s website within the applicable time period.

In addition, whether or not required by the SEC, DFT will, and, after the effectiveness of the exchange offer registration statement or shelf registration statement the Issuer will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (l) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Issuer and DFT will make the information and reports available to securities analysts and prospective investors upon request. If the Issuer had any Unrestricted Subsidiaries during the relevant period, the Issuer will also provide to the trustee and the holders information sufficient to ascertain the financial condition and results of operations of the Issuer and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.

For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Issuer and DFT will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Issuer and DFT will not be deemed to have failed to comply with any provision of this reporting covenant for purposes of clause (4) set forth below under “—Events of Default” as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

Events of Default

Events of Default under the indenture are defined as the following:

(1)	default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

(3)	default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the “Limitations on Asset Sales” or “Repurchase of Notes upon a Change of Control” covenants;

(4)	the Issuer or DFT defaults in the performance of or breaches any other covenant or agreement of the Issuer or DFT in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

(5)	there occurs with respect to any issue or issues of Indebtedness of the Issuer or DFT or any Significant Subsidiary having an outstanding principal amount of $35 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created:

•	an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

•	the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)	any final judgment or order (not covered by insurance) for the payment of money in excess of $35 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

•	shall be rendered against the Issuer or DFT or any Significant Subsidiary and shall not be paid or discharged; and

•	there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)	a court having jurisdiction in the premises enters a decree or order for:

•	relief in respect of the Issuer or DFT or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DFT or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or DFT or any Significant Subsidiary; or

•	the winding up or liquidation of the affairs of the Issuer or DFT or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8)	the Issuer or DFT or any Significant Subsidiary:

•	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

•	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DFT or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or DFT or any Significant Subsidiary;

•	effects any general assignment for the benefit of its creditors; or

(9)	the Note Guarantees of Subsidiaries that in the aggregate would be a Significant Subsidiary or the DFT Guarantee of the notes cease to be in full force and effect (other than in accordance with the terms of such Guarantees and the indenture) or any Guarantor notifies the trustee in writing that it denies or disaffirms its obligations under its Guarantee of the notes.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Issuer or DFT) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer and DFT (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer, DFT or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event or Default specified in clause (7) or (8) above occurs with respect to the Issuer or DFT, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer, DFT and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

•	all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived; and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain officers of the Issuer and DFT to certify, on or before a date not more than 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and DFT and the Restricted Subsidiaries and of their performance under the indenture and that the Issuer and DFT have fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer and DFT will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

The Issuer. The Issuer will not merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

(1)	the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)

immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, (x) could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on Indebtedness” covenant or (y) has a Leverage Ratio that is no higher than the Leverage Ratio of the Issuer immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause

(3) shall not apply to a consolidation or merger of one or more Restricted Subsidiaries with or into the Issuer so long as, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and

(4)	the Issuer delivers to the trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3), if applicable) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer, so long as any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

Upon any consolidation or merger or any transfer of all or substantially all of the Issuer’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every one of the Issuer’s rights and powers under the indenture with the same effect as if such successor Person had been named therein as the Issuer and, except in the case of the lease or a sale or other transfer of less than all assets, the Issuer shall be released from the obligations under the Notes.

Guarantors. No Guarantor may merge with or into any Person, or sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person (other than the Issuer or another Guarantor), unless:

(A)	the other Person becomes a Guarantor concurrently with the transaction; or

(B)	(1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee and the Registration Rights Agreement; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)	except in the case of DFT, the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted by the indenture.

Notwithstanding the foregoing, the Guarantee of the notes by a Guarantor shall be automatically released as set forth under “—Guarantees.”

Defeasance

Defeasance and Discharge. The indenture provides that the Issuer, DFT and the Subsidiary Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the notes or any Subsidiary Guarantee on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other things, certain obligations to register the transfer or exchange of the notes; to replace stolen, lost or mutilated notes; to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(1)

the Issuer has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the Issuer has delivered to the trustee:

(A)	an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required, and

(B)	an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(3)	immediately after giving effect to such deposit on a pro forma basis, no Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries are bound; and

(4)	if at such time the notes are listed on a national securities exchange, the Issuer has delivered to the trustee an Opinion of Counsel to the effect that the notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default. The indenture further provides that the provisions of the indenture will no longer be in effect with respect to clauses (3) and (4) under “Consolidation, Merger and Sale of Assets” and all the covenants described herein under “Covenants,” clause (3) under “Events of Default” with respect to such clauses (3) and (4) under “Consolidation, Merger and Sale of Assets,” clause (4) under “Events of Default” with respect to such other covenants and clauses (5) and (6) under “Events of Default” shall be deemed not to be Events of Default upon, among other things:

(1)	the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes;

(2)	the satisfaction of the provisions described in clauses (2)(B), (3) and (4) of the preceding paragraph titled “Defeasance and Discharge;” and

(3)	the delivery by the Issuer to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default, and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default. In the event the Issuer exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the Issuer, DFT and the Subsidiary Guarantors will remain liable for such payments.

Modification and Waiver

Subject to certain limited exceptions, modifications, waivers and amendments of the indenture may be made by the Issuer, DFT and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided that no such modification, waiver or amendment may, without the consent of each holder affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of interest on, any note;

(2)	reduce the principal amount of, or premium, if any, or interest on, any note;

(3)	change the place of payment of principal of, or premium, if any, or interest on, any note;

(4)	impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

(5)	reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

(6)	waive a default in the payment of principal of, premium, if any, or interest on the notes;

(7)	voluntarily release a Guarantor of the notes other than in accordance with the indenture;

(8)	after the time an Offer to Purchase is required to have been made under “—Limitation on Asset Sales” or “—Repurchase of Notes upon a Change of Control,” reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9)	reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

The Issuer, DFT and the trustee may amend or modify the indenture and the notes without notice to or the consent of any noteholder:

(1)	to cure any ambiguity, defect, omission or inconsistency in the indenture or the notes;

(2)	to comply with “Consolidation, Merger and Sale of Assets”;

(3)	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(4)	to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)	to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6)	to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7)	to provide for the issuance of additional notes in accordance with the terms of the indenture;

(8)	to conform any provision to this “Description of the Notes”; or

(9)	to make any other change that does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Partners, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or DFT in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling person of the Issuer, DFT or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Governing Law

The indenture provides that it and the notes and the Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, DFT or the Subsidiary Guarantors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

The exchange notes will initially be represented by one or more global notes in registered form without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a global note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the Exchange Offer and of the ownership and disposition of exchange notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” applicable regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the “IRS,” so as to result in U.S. federal income tax considerations different from those discussed below. Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchased an original note on original issuance at the first price at which a substantial portion of the original notes were sold for cash to investors other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax considerations that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax considerations relevant to dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax considerations relevant to persons holding notes as a part of a hedging, conversion, constructive sale, straddle, or other integrated transaction, in each case for U.S. federal income tax purposes;

•	tax considerations relevant to U.S. holders, as defined below, whose “functional currency” is not the U.S. dollar;

•	tax considerations relevant to entities treated as partnerships for U.S. federal income tax purposes and investors therein;

•	tax considerations relevant to U.S. expatriates;

•	alternative minimum tax considerations, if any;

•	any state, local or foreign tax considerations; and

•	estate or gift taxes.

If you are considering participating in the Exchange Offer, you should consult your tax advisors concerning the U.S. federal income tax considerations to you in light of your own specific situation, as well as considerations arising under the laws of any other taxing jurisdiction.

In this discussion, the term “U.S. holder” refers to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The term “non-U.S. holder” refers to a beneficial owner of notes that is an individual, corporation, estate or trust and is not a U.S. holder.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member will generally depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity holding the notes, you should consult your tax advisors.

Exchange of the Original Notes for Exchange Notes

The exchange of an original note for an exchange note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes because the exchange note will not be considered to differ materially in kind or extent from the original note. Accordingly, the exchange note will be treated for U.S. federal tax purposes as a continuation of the original note in the hands of a U.S. holder or a non-U.S. holder. As a result, (1) a holder will not recognize any gain or loss on the exchange, (2) the holder’s holding period for an exchange note will include the holding period for the original note, and (3) the holder’s adjusted tax basis in the exchange note will be the same as the holder’s adjusted basis in the original note. The original notes and the exchange notes are referred together as “notes” in this summary of U.S. federal income tax considerations. The Exchange Offer will not have any U.S. federal income tax consequences for a nonexchanging holder of an original note.

Considerations Relevant to U.S. Holders

Payment of Interest. Stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for U.S. federal income tax purposes.

Sale, Redemption or Other Taxable Disposition of Notes. A U.S. holder generally will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, redemption or other taxable disposition (less any portion of such amount attributable to accrued stated interest, which will be taxable as interest to the extent not previously so taxed) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note, reduced by any payments previously made in the notes other than payments of stated interest.

Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss, assuming that the note is held as a capital asset. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally are subject to preferential tax rates. . A U.S. holder’s ability to deduct capital losses may be limited.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. holder that is an individual will be subject to an additional 3.8% tax on the lesser of (1) such U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of such U.S. holder’s modified gross income for the taxable year over a certain threshold. U.S. holders that are estates or certain trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the additional 3.8% tax for taxable years beginning after December 31, 2012 on the lesser of (A) their undistributed net investment income or (B) the excess of their adjusted gross income for the taxable year over a certain threshold. Net investment income generally would include interest on the notes and net gain from the disposition of the notes. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding. We will report to U.S. holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note made to a U.S. holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability if the required information is furnished to the IRS in a timely manner. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “—Considerations Relevant to Non-U.S. Holders.”

Considerations Relevant to Non-U.S. Holders

The rules governing the U.S. federal income taxation of a non-U.S. holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to the notes.

Payments of Interest. U.S. federal income and withholding taxes will not apply to any payment of interest to a non-U.S. holder provided that:

•	interest paid on the note is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of our capital or profits interests;

•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same general manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise.

In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes. Gain realized by a non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of a note will not be subject to U.S. federal income or withholding taxes unless:

•	the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, except as otherwise provided by an applicable income tax treaty; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, exchange, retirement, redemption or other taxable disposition in the same general manner as if the non-U.S. holder were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on the effectively connected earnings and profits (subject to certain adjustments).

If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (subject to reductions under an applicable income tax treaty) on the gain derived from the sale, exchange, retirement, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “—Considerations Relevant to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.

In addition, proceeds from a sale or other disposition of a note by a non-U.S. holder generally will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or disposition (including a retirement or redemption) of a note within the United States, unless the statement described above in the last bullet point under “—Considerations Relevant to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person.

Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in the last bullet point under “—Considerations Relevant to Non-U.S. Holders—Payments of Interest” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the Exchange Offer in exchange for the original notes may be offered for resale, resold and otherwise transferred by holders thereof, other than any holder which is (i) an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired notes directly from us, or (iii) a broker-dealer who acquired notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that in each case such exchange notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer, other than a resale of an unsold allotment from the sale of the outstanding notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. We have agreed to use our commercially reasonable efforts to keep the exchange registration statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the exchange notes. In addition, until                 , 2014 (90 days after the date of delivery of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations in connection with the Exchange Offer. We will indemnify the holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the notes and the Guarantees have been passed upon for the Operating Partnership and the Guarantors by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of DuPont Fabros Technology, Inc. appearing in DuPont Fabros Technology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedule appearing therein), and the effectiveness of DuPont Fabros Technology, Inc.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DuPont Fabros Technology, L.P. appearing in DuPont Fabros Technology, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedule appearing therein), and the effectiveness of DuPont Fabros Technology, L.P.’s internal control over financial reporting as of December 31, 2012 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.dft.com. You should not consider information on our website to be part of this prospectus.

This prospectus forms part of the registration statement filed by DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc. and the subsidiary guarantors with the SEC under the Securities Act. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013, and September 30, 2013;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2013, February 27, 2013, April 2, 2013, April 12, 2013, May 31, 2013, June 13, 2013, September 11, 2013, September 19, 2013, September 26, 2013, September 30, 2013 and October 24, 2013.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus and prior to the effectiveness of the prospectus and any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the Exchange Offer; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting DuPont Fabros Technology, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

Attn: Investor Relations

Website: http://www.dft.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until                     , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$600,000,000

DuPont Fabros Technology, L.P.

Exchange Offer of

$600,000,000 of our 5.875% Senior Notes due 2021

Unconditionally Guaranteed by

DuPont Fabros Technology, Inc.

And the Other Guarantors

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following applies to DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P.

DuPont Fabros Technology, Inc. and DuPont Fabros Technology, L.P. are governed by the laws of the state of Maryland.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our charter provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former director or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of directors, to provide indemnification and advancement of expenses to a present or former director or officer who served any of our contributing entities in any of the capacities described above and to any employee or agent of our company or any of our contributing entities. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. Under such agreements, we must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT LIST

Number	Description
3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (the “Company”) (Incorporated by reference to Exhibit 3.1 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.2	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed by the Company on October 18, 2010 (Registration No. 333-33748)).

3.3	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on March 9, 2011 (Registration No. 001-33748)).

3.4	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on January 20, 2012 (Registration No. 001-33748)).

3.5	Second Amended and Restated Bylaws of DuPont Fabros Technology, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on December 5, 2011 (Registration No. 001-33748)).

3.6	Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (the “Operating Partnership”) (Incorporated by reference to Exhibit 3.3 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.7	First Amendment to the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1.2 of the Operating Partnership’s Annual Report on Form 10-K, filed by the Operating Partnership on February 24, 2011 (Registration No. 333-165465-17)).

3.8	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1 of the Operating Partnership’s Current Report on Form 8-K, filed by the Operating Partnership on October 19, 2010 (Registration No. 333-165465-17)).

3.9	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1 of the Operating Partnership’s Current Report on Form 8-K, filed by the Operating Partnership on January 20, 2012 (Registration No. 333-165465-17)).

3.10	Certificate of Formation of Grizzly Equity LLC (Incorporated by reference to Exhibit 3.4 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.11	Second Amended and Restated Limited Liability Company Agreement of Grizzly Equity LLC (Incorporated by reference to Exhibit 3.6 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.12	Certificate of Formation of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.6 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

Number	Description
3.13	Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.7 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.14	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.9 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.15	Certificate of Formation of Lemur Properties LLC (Incorporated by reference to Exhibit 3.8 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.16	Third Amended and Restated Limited Liabilty Company Agreement of Lemur Properties LLC (Incorporated by reference to Exhibit 3.11 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.17	Certificate of Formation of Porpoise Ventures LLC (Incorporated by reference to Exhibit 3.10 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.18	Second Amended and Restated Limited Liability Company Agreement of Porpoise Ventures LLC (Incorporated by reference to Exhibit 3.13 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.19	Certificate of Formation of Rhino Equity LLC (Incorporated by reference to Exhibit 3.14 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.20	Second Amended and Restated Limited Liability Company Agreement of Rhino Equity LLC (Incorporated by reference to Exhibit 3.17 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.21	Certificate of Formation of Tarantula Interests LLC (Incorporated by reference to Exhibit 3.16 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.22	Second Amended and Restated Limited Liability Company Agreement of Tarantula Interests LLC (Incorporated by reference to Exhibit 3.19 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.23	Certificate of Formation of Tarantula Ventures LLC (Incorporated by reference to Exhibit 3.18 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.24	Second Amended and Restated Limited Liability Company Agreement of Tarantula Ventures LLC (Incorporated by reference to Exhibit 3.21 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.25	Certificate of Formation of Whale Holdings LLC (Incorporated by reference to Exhibit 3.20 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.26	Amended and Restated Limited Liability Company Agreement of Whale Holdings LLC (Incorporated by reference to Exhibit 3.23 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.27	Certificate of Formation of Whale Interests LLC (Incorporated by reference to Exhibit 3.22 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

Number	Description

3.28	Amended and Restated Limited Liability Company Agreement of Whale Interests LLC (Incorporated by reference to Exhibit 3.23 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.29	Certificate of Formation of Whale Ventures LLC (Incorporated by reference to Exhibit 3.24 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.30	Amended and Restated Limited Liability Company Agreement of Whale Ventures LLC (Incorporated by reference to Exhibit 3.25 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.31	Certificate of Formation of Yak Management LLC (Incorporated by reference to Exhibit 3.26 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.32	Second Amended and Restated Limited Liability Company Agreement of Yak Management LLC (Incorporated by reference to Exhibit 3.29 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.33	Certificate of Formation of Yak Interests LLC (Incorporated by reference to Exhibit 3.28 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.34	Amended and Restated Limited Liability Company Agreement of Yak Interests LLC (Incorporated by reference to Exhibit 3.29 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.35	Certificate of Formation of Xeres Management LLC (Incorporated by reference to Exhibit 3.30 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.36	Amended and Restated Limited Liability Company Agreement of Xeres Management LLC (Incorporated by reference to Exhibit 3.33 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.37	Certificate of Formation of Xeres Interests LLC (Incorporated by reference to Exhibit 3.32 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.38	Amended and Restated Limited Liability Company Agreement of Xeres Interests LLC (Incorporated by reference to Exhibit 3.33 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.39*	Certificate of Formation of Xeres Ventures LLC.

3.40*	Amended and Restated Limited Liability Company Agreement of Xeres Ventures LLC.

3.41	Certificate of Formation of Fox Properties LLC (Incorporated by reference to Exhibit 3.34 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.42	Amended and Restated Limited Liability Company Agreement of Fox Properties LLC (Incorporated by reference to Exhibit 3.35 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.43	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Fox Properties LLC (Incorporated by reference to Exhibit 3.38 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

Number	Description

4.1	Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed by the Company on September 26, 2013 (Registration No. 001-33748)).

4.2	Form of 5.875% Senior Notes due 2021 (Included in Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Goldman, Sachs & Co. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed by the Company on September 26, 2013 (Registration No. 001-33748)).

5.1*	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan Lovells US LLP regarding certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Share Dividends for DuPont Fabros Technology, Inc.

12.2*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Share Dividends for DuPont Fabros Technology, L.P.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.4*	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).

24.1*	Power of Attorney (included on signature pages hereof).

25.1*	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.

*	Filed herewith.

ITEM 22.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on November 1, 2013.

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Hossein Fateh
Hossein Fateh President and Chief Executive Officer

DUPONT FABROS TECHNOLOGY, L.P.

By:	DuPont Fabros Technology, Inc., its general partner

By:	/s/ Hossein Fateh
Hossein Fateh President and Chief Executive Officer

GRIZZLY EQUITY LLC

By: DuPont Fabros Technology, L.P., its managing member

By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

GRIZZLY VENTURES LLC

By:	Grizzly Equity LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

PORPOISE VENTURES LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

RHINO EQUITY LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

TARANTULA INTERESTS LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

TARANTULA VENTURES LLC

By: Tarantula Interests LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

WHALE HOLDINGS LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

WHALE INTERESTS LLC

By: Whale Holdings LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

WHALE VENTURES LLC

By: Whale Interests LLC, its managing member
By: Whale Holdings LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

YAK MANAGEMENT LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

YAK INTERESTS LLC

By: Yak Management LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

XERES MANAGEMENT LLC

By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

XERES INTERESTS LLC

By: Xeres Management LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

XERES VENTURES LLC

By: Xeres Management LLC, its managing member
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

FOX PROPERTIES LLC
By: DuPont Fabros Technology, L.P., its managing member
By: DuPont Fabros Technology, Inc., its general partner

By:	s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr. Executive Vice President, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Hossein Fateh, Lammot J. du Pont or Mark Wetzel and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Lammot J. du Pont Lammot J. du Pont	Chairman of the Board of Directors	November 1, 2013

/s/ Hossein Fateh Hossein Fateh	President and Chief Executive Officer and Director (Principal Executive Officer)	November 1, 2013

/s/ Mark L. Wetzel Mark L. Wetzel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 1, 2013

/s/ Jeffrey H. Foster Jeffrey H. Foster	Chief Accounting Officer (Principal Accounting Officer)	November 1, 2013

/s/ Michael A. Coke Michael A. Coke	Director	November 1, 2013

/s/ Thomas D. Eckert Thomas D. Eckert	Director	November 1, 2013

/s/ Jonathan G. Heiliger Jonathan G. Heiliger	Director	November 1, 2013

/s/ Frederic V. Malek Frederic V. Malek	Director	November 1, 2013

Signature	Title	Date
/s/ John T. Roberts, Jr. John T. Roberts, Jr.	Director	November 1, 2013

/s/ John H. Toole John H. Toole	Director	November 1, 2013

INDEX TO EXHIBITS

Number	Description
3.1	Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (the “Company”) (Incorporated by reference to Exhibit 3.1 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.2	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed by the Company on October 18, 2010 (Registration No. 333-33748)).

3.3	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on March 9, 2011 (Registration No. 001-33748)).

3.4	Articles Supplementary establishing additional shares of DuPont Fabros Technology, Inc.’s 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on January 20, 2012 (Registration No. 001-33748)).

3.5	Second Amended and Restated Bylaws of DuPont Fabros Technology, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed by the Company on December 5, 2011 (Registration No. 001-33748)).

3.6	Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (the “Operating Partnership”) (Incorporated by reference to Exhibit 3.3 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.7	First Amendment to the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1.2 of the Operating Partnership’s Annual Report on Form 10-K, filed by the Operating Partnership on February 24, 2011 (Registration No. 333-165465-17)).

3.8	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1 of the Operating Partnership’s Current Report on Form 8-K, filed by the Operating Partnership on October 19, 2010 (Registration No. 333-165465-17)).

3.9	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1 of the Operating Partnership’s Current Report on Form 8-K, filed by the Operating Partnership on January 20, 2012 (Registration No. 333-165465-17)).

3.10	Certificate of Formation of Grizzly Equity LLC (Incorporated by reference to Exhibit 3.4 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.11	Second Amended and Restated Limited Liability Company Agreement of Grizzly Equity LLC (Incorporated by reference to Exhibit 3.6 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.12	Certificate of Formation of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.6 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

Number	Description
3.13	Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.7 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.14	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Grizzly Ventures LLC (Incorporated by reference to Exhibit 3.9 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.15	Certificate of Formation of Lemur Properties LLC (Incorporated by reference to Exhibit 3.8 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.16	Third Amended and Restated Limited Liabilty Company Agreement of Lemur Properties LLC (Incorporated by reference to Exhibit 3.11 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.17	Certificate of Formation of Porpoise Ventures LLC (Incorporated by reference to Exhibit 3.10 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.18	Second Amended and Restated Limited Liability Company Agreement of Porpoise Ventures LLC (Incorporated by reference to Exhibit 3.13 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.19	Certificate of Formation of Rhino Equity LLC (Incorporated by reference to Exhibit 3.14 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.20	Second Amended and Restated Limited Liability Company Agreement of Rhino Equity LLC (Incorporated by reference to Exhibit 3.17 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.21	Certificate of Formation of Tarantula Interests LLC (Incorporated by reference to Exhibit 3.16 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.22	Second Amended and Restated Limited Liability Company Agreement of Tarantula Interests LLC (Incorporated by reference to Exhibit 3.19 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.23	Certificate of Formation of Tarantula Ventures LLC (Incorporated by reference to Exhibit 3.18 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.24	Second Amended and Restated Limited Liability Company Agreement of Tarantula Ventures LLC (Incorporated by reference to Exhibit 3.21 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.25	Certificate of Formation of Whale Holdings LLC (Incorporated by reference to Exhibit 3.20 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.26	Amended and Restated Limited Liability Company Agreement of Whale Holdings LLC (Incorporated by reference to Exhibit 3.23 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.27	Certificate of Formation of Whale Interests LLC (Incorporated by reference to Exhibit 3.22 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

Number	Description
3.28	Amended and Restated Limited Liability Company Agreement of Whale Interests LLC (Incorporated by reference to Exhibit 3.23 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.29	Certificate of Formation of Whale Ventures LLC (Incorporated by reference to Exhibit 3.24 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.30	Amended and Restated Limited Liability Company Agreement of Whale Ventures LLC (Incorporated by reference to Exhibit 3.25 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.31	Certificate of Formation of Yak Management LLC (Incorporated by reference to Exhibit 3.26 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.32	Second Amended and Restated Limited Liability Company Agreement of Yak Management LLC (Incorporated by reference to Exhibit 3.29 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.33	Certificate of Formation of Yak Interests LLC (Incorporated by reference to Exhibit 3.28 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.34	Amended and Restated Limited Liability Company Agreement of Yak Interests LLC (Incorporated by reference to Exhibit 3.29 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.35	Certificate of Formation of Xeres Management LLC (Incorporated by reference to Exhibit 3.30 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.36	Amended and Restated Limited Liability Company Agreement of Xeres Management LLC (Incorporated by reference to Exhibit 3.33 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

3.37	Certificate of Formation of Xeres Interests LLC (Incorporated by reference to Exhibit 3.32 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.38	Amended and Restated Limited Liability Company Agreement of Xeres Interests LLC (Incorporated by reference to Exhibit 3.33 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.39*	Certificate of Formation of Xeres Ventures LLC.

3.40*	Amended and Restated Limited Liability Company Agreement of Xeres Ventures LLC.

3.41	Certificate of Formation of Fox Properties LLC (Incorporated by reference to Exhibit 3.34 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.42	Amended and Restated Limited Liability Company Agreement of Fox Properties LLC (Incorporated by reference to Exhibit 3.35 of the Registrants’ Registration Statement on Form S-4, filed by the Registrants on March 15, 2010 (Registration No. 333-165465)).

3.43	Second Amendment to the Amended and Restated Limited Liability Company Agreement of Fox Properties LLC (Incorporated by reference to Exhibit 3.38 of the Registrants’ Registration Statement on Form S-4/A, filed by the Registrants on May 27, 2010 (Registration No. 333-165465)).

Number	Description
4.1	Indenture, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and U.S. Bank National Association (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed by the Company on September 26, 2013 (Registration No. 001-33748)).

4.2	Form of 5.875% Senior Notes due 2021 (Included in Exhibit 4.1 hereto).

4.3	Registration Rights Agreement, dated September 24, 2013, by and among DuPont Fabros Technology, L.P., DuPont Fabros Technology, Inc., certain of its subsidiaries and Goldman, Sachs & Co. (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed by the Company on September 26, 2013 (Registration No. 001-33748)).

5.1*	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered.

8.1*	Opinion of Hogan Lovells US LLP regarding certain tax matters.

12.1*	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred Share Dividends for DuPont Fabros Technology, Inc.

12.2*	Computation of Ratio of Earnings to Fixed Charges for and Ratio of Earnings to Fixed Charges and Preferred Share Dividends DuPont Fabros Technology, L.P.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.4*	Consent of Hogan Lovells US LLP (included in Exhibit 8.1).

24.1*	Power of Attorney (included on signature pages hereof).

25.1*	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees and Form of Letter to Clients.

*	Filed herewith.